Exhibit 99.1
SECOND QUARTER 2010
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain capital-related non-GAAP ratios are included in this financial supplement. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible common assets, tangible book value per common share, tier 1 common to risk weighted assets, and adjusted tangible common equity to risk weighted assets. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as these ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 32 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
- Traditional lending and deposit taking, investments, insurance services, financial planning, trust services, asset management, cash management, and health savings accounts

- Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

- First lien mortgage originations through regional banking channels
Capital Markets
- Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

- Other capital markets products such as portfolio advisory, derivatives, and loan trading
Corporate

- Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning

- Various charges related to restructuring, repositioning, and efficiency initiatives
Non-Strategic
- Wind-down businesses that include:
-National commercial and consumer lending loan portfolios

-Trust preferred loan portfolio

-Legacy mortgage servicing
- Exited businesses (such as national mortgage banking and institutional equity research) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

Summary of Second Quarter 2010 Significant Items
(Millions)

Segment	Item	Income Statement	Amount	Comments

Non-Strategic	Mortgage servicing rights positive net hedge results	Noninterest income: Mortgage banking	$44.1	Primarily due to interest rate movements favorably affecting fair value of MSR hedges.

Non-Strategic	Legacy mortgage banking repurchase and foreclosure provision	Noninterest expense: Mortgage banking repurchase and foreclosure provision	$(56.0)	Provision related to legacy mortgage banking origination platform for repurchase obligations.

(Second Quarter 2010 vs. First Quarter 2010)

Asset Quality
-	Allowance as a percentage of loans ratio decreased to 455 basis points from 483 basis points in prior quarter
-	Reflects $62.8 million net reserve decrease in current quarter

-	Benefited primarily by wind-down of non-strategic portfolios, performance stabilization in consumer portfolios, and C&I improvement
-	Provision expense decreased to $70.0 million in second quarter compared to $105.0 million in first quarter

-	Net charge-offs were 310 annualized basis points of average loans, an improvement from 413 basis points in prior quarter
-	Net charge-offs were $132.8 million in second quarter compared to $182.4 million in prior quarter
-	Prior quarter included a one-time increase in permanent mortgage NCO due to acceleration of loss recognition for certain loans in process of foreclosure

-	Change in mix of individually impaired loans favorably affected net charge off trends
-	Increase in individually impaired loans analyzed using discounted cash flow (typically hold reserves) versus collateral dependent (charged down to NRV)
-	NPAs decreased 14 percent from prior quarter; NPA ratio decreased to 492 basis points from 563 basis points
-	NPL decline is primarily the result of wind-down of the non-strategic construction loan portfolios
- Commercial Portfolio:
-	Reserve decrease in C&I primarily due to aggregate improvement in the risk profile, bank-related and TRUPS remain stressed

-	Further stress in Income CRE portfolio; reserves relatively flat

-	Reduction of Residential CRE portfolio continues as balances decline 25% from prior quarter

-	Commercial reserves negatively affected by increase in DCF individually impaired loans
- Consumer Portfolio:
-	Reserves for each consumer loan portfolio declined
-	Performance of the home equity portfolio stabilized consistent with a drop in delinquencies

-	The permanent mortgage portfolio also stabilized as delinquencies improved
-	Portfolio has become more seasoned as aging typically results in improved credit trends

-	Migration from OTC modifications significantly reduced
-	All other consumer (including credit card and OTC) reserves decreased $14.3 million
-	Continued success of winding down OTC portfolio as period end balances declined 50% from first quarter to $53.5 million
Capital
-	Continued quarterly dividend payable in common stock

-	Current ratios improved and continue to benefit from balance sheet contraction (estimated based on period end balances)
-	7.63% for tangible common equity to tangible assets

-	16.77% for Tier 1

-	21.31% for Total Capital

-	10.05% for Tier 1 Common
-	CPP Preferred dividend of $14.9 million in second quarter
-	$10.8 million effect of cash dividend

-	$4.1 million of amortization to accrete initial discounted book value up to face value
Taxes
-	Approximately $9 million positive quarterly effect from permanent tax credits
-	Produced tax benefit for second quarter due to low level of pre-tax earnings

PERFORMANCE HIGHLIGHTS (continued)

(Second Quarter 2010 vs. First Quarter 2010)

Regional Banking
-	Net interest margin improved to 5.10% from 4.96% in prior quarter
-	Margin expansion due to improved loan pricing and reduction in the negative impact of nonaccruals
-	Noninterest income increased to $79.3 million from $75.9 million in prior quarter
-	Primarily driven by seasonal increase in NSF fees compared to first quarter
-	Provision expense decreased to $28.0 million from $52.2 million
-	Primarily due to decline in NPLs as a result of improved risk profile within the C&I book
-	Noninterest expense decreased to $159.3 million from $161.7 million in prior quarter
-	Decrease due to lower foreclosure expenses as rate of declines in property values stabilized in certain markets
Capital Markets
-	Fixed income revenues were $91.8 million in second quarter compared to $105.3 million in prior quarter
-	Fixed income average daily revenue (ADR) of $1.5 million in second quarter, down from $1.7 million in prior quarter
-	Other product revenues were $9.1 million in second quarter compared to $9.3 million in prior quarter
-	Noninterest expense decreased to $78.2 million from $84.1 million in the prior quarter
-	Decrease in noninterest expense due to decline in variable personnel costs commensurate with lower revenue
Corporate
-	Net interest income declined $4.4 million from first quarter
-	Decline primarily due to lower yielding, smaller investment portfolio and also changing balance sheet mix
-	Noninterest income decreased to $4.6 million from $25.1 million in the first quarter
-	First quarter includes $17.1 million of gains related to the repurchase of debt
-	Noninterest expense decreased $8.5 million to $11.7 million
-	Second quarter includes reversal of $5.0 million of contingent liability for certain Visa legal matters
Non-Strategic
-	Net interest income remained relatively flat at $38.2 million compared to $38.9 in the prior quarter

-	Provision expense decreased $10.8 million to $42.0 million
-	Primarily due to reduction of the construction portfolios as well as improvement in the consumer portfolio
-	Noninterest income increased to $63.1 million from $34.6 million in prior quarter
-	Positive net hedging results increased to $44.1 million compared to $10.9 million in the prior quarter
-	Noninterest expense increased to $92.6 million in second quarter from $76.7 million in prior quarter
-	Provisioning for repurchase and foreclosure losses related to legacy mortgage banking was $56.0 million in second quarter, $40.7 million in prior quarter
-	Pipeline inflow was $205.8 million in the second quarter, increasing the ending pipeline to $411.1 million from $304.5 million at the end of prior quarter

-	The pipeline represents active investor claims and MI rescissions under review
-	Excludes MI rescission notices that have been reviewed and the MI coverage has been lost
-	For purposes of estimating loss, MI rescission notices where coverage has been lost are also contemplated
-	Net after-tax results from discontinued operations were minimal in second quarter compared to a loss of $7.3 million in first quarter
-	Prior quarter includes goodwill impairment, severance, and other related costs to exit the institutional equity research business

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

(Thousands, rounded)	2Q10	1Q10	4Q09	3Q09	2Q09

By Income Statement Impact
Noninterest income
Mortgage banking (a)	$(1,500)	$—	$600	$—	$—
Losses on divestitures	—	—	(9,200)	—	—
Noninterest expense
Employee compensation, incentives, and benefits	(600)	600	1,400	700	700
Legal and professional fees	—	100	600	—	—
Occupancy	(100)	100	1,700	800	(600)
Goodwill impairment	—	—	2,300	—	—
All other expense	(1,400)	200	16,300	—	200

Total income/(loss) before income taxes	600	(1,000)	(30,900)	(1,500)	(300)
Income/(loss) from discontinued operations (b)	800	(10,100)	(300)	(14,200)	—

Net charges resulting from restructuring, repositioning, and efficiency initiatives	$1,400	$(11,100)	$(31,200)	$(15,700)	$(300)

Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	2Q10 includes transaction costs related to sale of servicing assets.

(b)	1Q10 primarily includes goodwill impairment, severance, and other charges related to the exit of the institutional equity research business.

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						2Q10 Change vs.
(Dollars in thousands, except per share data)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Income Statement Highlights
Net interest income	$182,064	$180,395	$189,894	$190,901	$199,086	1%	(9)%
Noninterest income	247,968	250,169	247,095	303,753	284,513	(1)%	(13)%
Securities gains/(losses), net	75	(1,906)	(911)	65	(330)	104%	123%

Total revenue	430,107	428,658	436,078	494,719	483,269	*	(11)%

Noninterest expense	341,849	342,673	390,343	349,901	402,486	*	(15)%
Provision for loan losses	70,000	105,000	135,000	185,000	260,000	(33)%	(73)%

Income/(loss) before income taxes	18,258	(19,015)	(89,265)	(40,182)	(179,217)	196%	110%
Benefit for income taxes	(1,826)	(16,393)	(38,111)	(15,368)	(74,043)	89%	98%

Income/(loss) from continuing operations	20,084	(2,622)	(51,154)	(24,814)	(105,174)	NM	119%
Income/(loss) from discontinued operations, net of tax	394	(7,271)	(1,690)	(10,200)	(308)	105%	NM

Net income/(loss)	20,478	(9,893)	(52,844)	(35,014)	(105,482)	NM	119%

Net income attributable to noncontrolling interest	2,844	2,844	2,839	2,969	2,844	*	*

Net income/(loss) attributable to controlling interest	17,634	(12,737)	(55,683)	(37,983)	(108,326)	NM	116%

Preferred stock dividends (a)	14,938	14,918	14,897	14,876	14,856	*	*
Net income/(loss) available to common shareholders	$2,696	$(27,655)	$(70,580)	$(52,859)	$(123,182)	110%	102%

Common Stock Data
Diluted EPS from continuing operations (b)	$0.01	$(0.09)	$(0.30)	$(0.19)	$(0.54)	111%	102%
Diluted EPS (b)	0.01	(0.12)	(0.31)	(0.23)	(0.54)	109%	102%
Diluted shares (b)	232,830	226,543	226,532	226,532	226,476	3%	3%
Period-end shares outstanding (b)	228,833	228,587	228,117	228,062	228,037	*	*
Stock dividend rate declared per share	1.2896%	1.4561%	1.4971%	1.5901%	1.5782%

Balance Sheet Highlights (Period End)
Total loans, net of unearned income (Restricted — $.8 billion)	$17,154,050	$17,484,224	$18,123,884	$18,524,685	$19,585,827	(2)%	(12)%
Total deposits (Restricted — $.9 million)	15,201,816	15,069,700	14,867,215	14,234,983	14,977,461	1%	1%
Total assets (Restricted — $.8 billion)	26,254,226	25,923,576	26,068,678	26,465,852	28,758,943	1%	(9)%
Total liabilities (Restricted — $.8 billion)	22,966,993	22,652,634	22,766,210	23,095,643	25,364,961	1%	(9)%
Total equity	3,287,233	3,270,942	3,302,468	3,370,209	3,393,982	*	(3)%

Asset Quality Highlights
Allowance for loan losses (Restricted — $50.1 million)	$781,269	$844,060	$896,914	$944,765	$961,482	(7)%	(19)%
Allowance / period-end loans	4.55%	4.83%	4.95%	5.10%	4.91%
Net charge-offs	$132,791	$182,432	$182,851	$201,718	$239,449	(27)%	(45)%
Net charge-offs (annualized) / average loans	3.10%	4.13%	4.00%	4.24%	4.77%
Non-performing assets (NPA)	$899,802	$1,041,214	$1,051,393	$1,220,489	$1,233,078	(14)%	(27)%
NPA % (c)	4.92%	5.63%	5.56%	6.38%	6.15%

Key Ratios & Other
Return on average assets (annualized)	0.32%	(0.16)%	(0.79)%	(0.52)%	(1.46)%
Return on average common equity (annualized)	0.49%	(5.10)%	(12.25)%	(9.02)%	(20.96)%
Net interest margin	3.19%	3.19%	3.19%	3.14%	3.05%
Fee income to total revenue	58%	58%	57%	61%	59%
Efficiency ratio	79.48%	79.94%	89.51%	70.73%	83.28%
Book value per common share	$9.55	$9.51	$9.68	$10.00	$10.12
Tangible book value per common share (d)	$8.68	$8.63	$8.79	$9.04	$9.09
Adjusted tangible common equity to risk weighted assets (d)	9.19%	9.09%	9.06%	9.06%	8.71%
FTE employees	5,531	5,503	5,731	5,837	5,971	*	(7)%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	2Q10 includes $4.1 million amortization of initial discounted book value of CPP preferred.

(b)	Shares restated for stock dividends distributed through July 1, 2010.

(c)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

(d)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Interest income	$220,365	$219,496	$230,991	$236,360	$255,495	*	(14)%
Less interest expense	38,301	39,101	41,097	45,459	56,409	(2)%	(32)%

Net interest income	182,064	180,395	189,894	190,901	199,086	1%	(9)%
Provision for loan losses	70,000	105,000	135,000	185,000	260,000	(33)%	(73)%

Net interest income/(loss) after provision for loan losses	112,064	75,395	54,894	5,901	(60,914)	49%	NM

Noninterest income:
Capital markets	100,876	114,571	117,966	129,043	179,384	(12)%	(44)%
Mortgage banking	63,301	34,884	45,007	59,211	15,483	81%	NM
Deposit transactions and cash management	39,018	35,767	41,176	41,738	41,815	9%	(7)%
Trust services and investment management	7,839	7,270	7,664	7,347	7,651	8%	2%
Brokerage management fees and commissions	6,032	6,339	6,518	7,315	6,469	(5)%	(7)%
Insurance commissions	4,575	5,183	5,868	5,907	6,555	(12)%	(30)%
Securities gains/(losses), net	75	(1,906)	(911)	65	(330)	104%	123%
Losses on divestitures	—	—	(9,183)	—	—	*	*
Other	26,327	46,155	32,079	53,192	27,156	(43)%	(3)%

Total noninterest income	248,043	248,263	246,184	303,818	284,183	*	(13)%

Adjusted gross income after provision for loan losses	360,107	323,658	301,078	309,719	223,269	11%	61%

Noninterest expense:
Employee compensation, incentives and benefits	164,915	180,181	163,280	178,734	193,392	(8)%	(15)%
Mortgage banking repurchase and foreclosure provision	55,996	40,675	59,344	25,751	29,099	38%	92%
Legal and professional fees	18,109	13,974	20,433	17,077	14,742	30%	23%
Occupancy	15,658	14,817	17,937	16,207	15,536	6%	1%
Operations services	15,322	14,608	15,046	15,392	16,708	5%	(8)%
Deposit insurance premium	9,196	8,493	8,495	8,796	21,353	8%	(57)%
Equipment rentals, depreciation, and maintenance	7,705	6,032	8,744	8,695	8,238	28%	(6)%
Computer software	7,376	7,166	6,655	6,871	6,474	3%	14%
Contract employment	7,274	6,174	9,134	7,956	8,966	18%	(19)%
Communications and courier	5,893	6,255	6,272	6,837	6,931	(6)%	(15)%
Foreclosed real estate	5,137	10,470	13,144	21,221	21,798	(51)%	(76)%
Miscellaneous loan costs	4,546	4,112	5,994	4,503	7,414	11%	(39)%
Amortization of intangible assets	1,382	1,380	1,427	1,445	1,509	*	(8)%
Goodwill impairment	—	—	2,294	—	—	NM	NM
Other	23,340	28,336	52,144	30,416	50,326	(18)%	(54)%

Total noninterest expense	341,849	342,673	390,343	349,901	402,486	*	(15)%

Income/(loss) before income taxes	18,258	(19,015)	(89,265)	(40,182)	(179,217)	196%	110%
Benefit for income taxes	(1,826)	(16,393)	(38,111)	(15,368)	(74,043)	89%	98%

Income/(loss) from continuing operations	$20,084	$(2,622)	$(51,154)	$(24,814)	$(105,174)	NM	119%
Income/(loss) from discontinued operations, net of tax	394	(7,271)	(1,690)	(10,200)	(308)	NM	NM

Net income/(loss)	$20,478	$(9,893)	$(52,844)	$(35,014)	$(105,482)	NM	119%
Net income attributable to noncontrolling interest	2,844	2,844	2,839	2,969	2,844	*	*

Net income/(loss) attributable to controlling interest	$17,634	$(12,737)	$(55,683)	$(37,983)	$(108,326)	NM	116%
Preferred stock dividends (a)	14,938	14,918	14,897	14,876	14,856	*	1%

Net income/(loss) available to common shareholders	$2,696	$(27,655)	$(70,580)	$(52,859)	$(123,182)	110%	102%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes $4.1 million amortization of initial discounted book value of CPP preferred.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Other Income
Bank owned life insurance	$5,784	$6,469	$5,252	$6,066	$4,295	(11)%	35%
Bankcard income	5,271	4,548	5,016	5,173	5,076	16%	4%
ATM interchange fees	3,232	3,657	3,697	2,704	2,729	(12)%	18%
Other service charges	2,382	2,383	2,451	2,645	3,030	*	(21)%
Electronic banking fees	1,887	1,725	1,428	1,465	1,518	9%	24%
Letter of credit fees	1,802	1,639	1,785	1,476	1,368	10%	32%
Gains/(losses) from loan sales and securitizations	928	612	(1,131)	2,155	552	51%	68%
Reinsurance fees	587	863	1,786	1,760	2,788	(32)%	(79)%
Remittance processing	575	621	2,280	2,968	3,374	(7)%	(83)%
Gains on repurchase of debt	—	17,060	3,552	12,800	—	NM	NM
Consumer loan repurchases	(15)	(12)	(158)	1,760	(11,982)	NM	100%
Deferred compensation	(762)	1,030	466	5,006	4,957	(174)%	(115)%
Other	4,656	5,560	5,655	7,214	9,451	(16)%	(51)%

Total	$26,327	$46,155	$32,079	$53,192	$27,156	(43)%	(3)%

Other Expense
Advertising and public relations	$5,598	$5,279	$5,567	$5,465	$5,229	6%	7%
Low income housing expense	5,364	5,466	5,533	5,833	5,509	(2)%	(3)%
Other insurance and taxes	3,672	3,257	3,326	2,924	3,239	13%	13%
Travel and entertainment	2,686	2,449	2,383	2,139	2,691	10%	*
Customer relations	1,838	1,967	1,961	1,610	1,960	(7)%	(6)%
Bank examination costs	1,142	1,142	1,194	1,194	1,248	*	(8)%
Supplies	1,100	1,168	1,309	1,570	1,512	(6)%	(27)%
Employee training and dues	1,007	1,487	1,083	1,282	1,537	(32)%	(34)%
Federal services fees	712	907	1,044	1,307	1,360	(21)%	(48)%
Loan insurance expense (a)	682	(2,874)	1,854	1,988	2,057	124%	(67)%
Other (b)	(461)	8,088	26,890	5,104	23,984	(106)%	(102)%

Total	$23,340	$28,336	$52,144	$30,416	$50,326	(18)%	(54)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	1Q10 includes cancellation of an HLTV insurance contract and return of $3.8 million of premiums.

(b)	2Q10 includes $5.0 million reversal of the contingent liability for certain Visa legal matters.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Assets
Investment securities	$2,489,819	$2,697,719	$2,694,468	$2,645,922	$2,821,079	(8)%	(12)%
Loans held for sale	505,237	505,794	452,501	502,687	481,284	*	5%
Loans, net of unearned income (Restricted — $.8 billion)	17,154,050	17,484,224	18,123,884	18,524,685	19,585,827	(2)%	(12)%
Federal funds sold and securities purchased under agreements to resell	602,910	523,237	452,883	622,733	531,638	15%	13%
Interest bearing cash (a)	275,148	383,571	539,300	166,352	672,553	(28)%	(59)%
Trading securities (b)	1,806,789	964,800	699,900	701,151	1,117,212	87%	62%

Total earning assets	22,833,953	22,559,345	22,962,936	23,163,530	25,209,593	1%	(9)%

Cash and due from banks	364,857	279,730	465,712	328,150	419,696	30%	(13)%
Capital markets receivables	828,866	743,514	334,404	797,949	959,514	11%	(14)%
Mortgage servicing rights, net	201,746	264,959	302,611	289,282	337,096	(24)%	(40)%
Goodwill	162,180	162,180	165,528	178,381	192,408	*	(16)%
Other intangible assets, net	35,645	37,027	38,256	40,498	41,937	(4)%	(15)%
Premises and equipment, net	307,452	308,714	313,824	321,788	325,666	*	(6)%
Real estate acquired by foreclosure (c)	122,548	122,060	125,190	111,389	116,584	*	5%
Allowance for loan losses (Restricted — $50.1 million)	(781,269)	(844,060)	(896,914)	(944,765)	(961,482)	7%	19%
Other assets (Restricted — $24.7 million)	2,178,248	2,290,107	2,257,131	2,179,650	2,117,931	(5)%	3%

Total assets (Restricted — $.8 billion)	$26,254,226	$25,923,576	$26,068,678	$26,465,852	$28,758,943	1%	(9)%

Liabilities and Equity
Deposits
Savings	$5,385,698	$5,174,901	$4,847,709	$4,416,121	$4,593,215	4%	17%
Other interest-bearing deposits	3,237,183	3,256,040	3,169,474	2,162,059	2,110,787	(1)%	53%
Time deposits	1,545,475	1,642,820	1,895,992	2,156,768	2,149,812	(6)%	(28)%

Total interest-bearing core deposits	10,168,356	10,073,761	9,913,175	8,734,948	8,853,814	1%	15%
Noninterest-bearing deposits (Restricted — $.9 million)	4,409,505	4,461,050	4,394,096	4,236,704	4,689,639	(1)%	(6)%

Total core deposits (d)	14,577,861	14,534,811	14,307,271	12,971,652	13,543,453	*	8%

Certificates of deposit $100,000 and more	623,955	534,889	559,944	1,263,331	1,434,008	17%	(56)%

Total deposits (Restricted — $.9 million)	15,201,816	15,069,700	14,867,215	14,234,983	14,977,461	1%	1%

Federal funds purchased and securities sold under agreements to repurchase	2,278,890	2,635,423	2,874,353	2,267,644	2,404,985	(14)%	(5)%
Trading liabilities	481,477	357,919	293,387	415,293	286,282	35%	68%
Other short-term borrowings and commercial paper	487,449	167,508	761,758	1,739,202	2,555,704	191%	(81)%
Term borrowings (Restricted — $.8 billion)	2,926,675	2,932,524	2,190,544	2,368,381	2,511,674	*	17%
Other collateralized borrowings (e)	—	—	700,589	711,087	723,677	NM	NM

Total long-term debt	2,926,675	2,932,524	2,891,133	3,079,468	3,235,351	*	(10)%

Capital markets payables	754,079	740,852	292,975	542,829	965,442	2%	(22)%
Other liabilities (Restricted — $.1 million)	836,607	748,708	785,389	816,224	939,736	12%	(11)%

Total liabilities (Restricted — $.8 billion)	22,966,993	22,652,634	22,766,210	23,095,643	25,364,961	1%	(9)%

Equity
Common stock	143,021	141,048	138,738	136,659	134,505	1%	6%
Capital surplus	1,296,484	1,251,776	1,208,649	1,170,916	1,128,286	4%	15%
Capital surplus common stock warrant — (CPP)	83,860	83,860	83,860	83,860	83,860	*	*
Undivided profits	767,769	809,624	891,580	1,005,244	1,100,462	(5)%	(30)%
Accumulated other comprehensive loss, net	(105,922)	(113,291)	(114,209)	(116,265)	(138,892)	7%	24%
Preferred stock capital surplus — (CPP)	806,856	802,760	798,685	794,630	790,596	1%	2%
Noncontrolling interest	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	3,287,233	3,270,942	3,302,468	3,370,209	3,393,982	*	(3)%

Total liabilities and equity	$26,254,226	$25,923,576	$26,068,678	$26,465,852	$28,758,943	1%	(9)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes excess balances held at Fed.

(b)	2Q10 includes $621.6 million of trading loans expected to be sold during 3Q10.

(c)	2Q10 includes $13.3 million of foreclosed assets related to government insured mortgages.

(d)	2Q10 average core deposits were $14.7 billion.

(e)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption amendments to ASC 810.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Average Loans (Net)
Commercial
Commercial, financial and industrial (a)	$6,719,521	$6,733,461	$6,950,869	$7,116,039	$7,506,773	*	(10)%
Real estate commercial (b)	1,420,466	1,457,865	1,515,861	1,535,943	1,542,081	(3)%	(8)%
Real estate construction (c)	692,041	857,426	1,066,399	1,245,618	1,455,626	(19)%	(52)%

Total commercial loans	8,832,028	9,048,752	9,533,129	9,897,600	10,504,480	(2)%	(16)%

Retail
Real estate residential (d)	7,049,548	7,259,916	7,469,502	7,674,360	7,907,748	(3)%	(11)%
Real estate construction (e)	74,232	166,806	287,856	460,742	672,011	(55)%	(89)%
Other retail	113,164	118,569	123,628	127,483	131,271	(5)%	(14)%
Credit card receivables	187,520	185,768	189,586	186,765	184,159	1%	2%
Restricted real estate loans (f)	853,568	890,376	663,497	676,339	693,643	(4)%	23%

Total retail loans	8,278,032	8,621,435	8,734,069	9,125,689	9,588,832	(4)%	(14)%

Total loans, net of unearned income	$17,110,060	$17,670,187	$18,267,198	$19,023,289	$20,093,312	(3)%	(15)%

Period-End Loans (Net)
Commercial
Commercial, financial and industrial (a)	$7,014,080	$6,865,577	$7,159,370	$6,920,916	$7,400,396	2%	(5)%
Real estate commercial (b)	1,400,233	1,430,801	1,479,888	1,537,099	1,506,911	(2)%	(7)%
Real estate construction (c)	596,255	761,900	924,475	1,130,710	1,337,330	(22)%	(55)%

Total commercial loans	9,010,568	9,058,278	9,563,733	9,588,725	10,244,637	(1)%	(12)%

Retail
Real estate residential (d)	6,954,423	7,152,059	7,362,458	7,590,699	7,785,906	(3)%	(11)%
Real estate construction (e)	53,460	105,375	229,487	361,930	557,822	(49)%	(90)%
Other retail	112,616	114,429	121,526	124,376	129,848	(2)%	(13)%
Credit card receivables	189,153	183,656	192,036	189,452	186,376	3%	1%
Restricted real estate loans (f)	833,830	870,427	654,644	669,503	681,238	(4)%	22%

Total retail loans	8,143,482	8,425,946	8,560,151	8,935,960	9,341,190	(3)%	(13)%

Total loans, net of unearned income	$17,154,050	$17,484,224	$18,123,884	$18,524,685	$19,585,827	(2)%	(12)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans to bank holding companies and trust preferred loans.

(b)	Includes nonconstruction income property loans.

(c)	Includes home builder, condominium, and income property construction loans.

(d)	Includes home equity loans, home equity lines of credit, and permanent mortgages.

(e)	Includes one-time close product.

(f)	Prior to 1Q10, includes on balance sheet securitizations of home equity loans. Beginning 1Q10, also includes loans consolidated due to the adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Assets:
Earning assets:
Loans, net of unearned income (Restricted — $.9 billion) (a)	$17,110,061	$17,670,187	$18,267,198	$19,023,289	$20,093,312	(3)%	(15)%
Loans held for sale	493,225	490,626	469,803	470,583	622,799	1%	(21)%
Investment securities:
U.S. Treasuries	77,488	74,501	54,836	48,382	48,676	4%	59%
U.S. government agencies	2,223,153	2,282,005	2,253,498	2,330,247	2,522,800	(3)%	(12)%
States and municipalities	42,076	43,194	44,499	46,105	53,965	(3)%	(22)%
Other	265,918	283,476	299,273	313,632	308,690	(6)%	(14)%

Total investment securities	2,608,635	2,683,176	2,652,106	2,738,366	2,934,131	(3)%	(11)%

Capital markets securities inventory	1,085,816	880,448	959,678	857,382	965,581	23%	12%
Mortgage banking trading securities	50,423	57,105	93,354	123,698	139,584	(12)%	(64)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	624,892	620,832	681,501	561,920	652,978	1%	(4)%
Interest bearing cash (b)	982,410	481,259	618,011	418,549	766,842	104%	28%

Total other earning assets	1,607,302	1,102,091	1,299,512	980,469	1,419,820	46%	13%

Total earning assets	22,955,462	22,883,633	23,741,651	24,193,787	26,175,227	*	(12)%

Allowance for loan losses (Restricted — $54.9 million)	(821,652)	(906,970)	(937,967)	(985,785)	(1,008,254)	9%	19%
Cash and due from banks (Restricted — $2.3 million)	367,796	415,990	400,763	418,382	446,322	(12)%	(18)%
Capital markets receivables	127,331	125,459	127,458	170,915	245,646	1%	(48)%
Premises and equipment, net	307,078	311,822	318,237	324,162	326,482	(2)%	(6)%
Other assets (Restricted — $24.6 million)	2,664,563	2,729,474	2,755,425	2,726,368	2,744,120	(2)%	(3)%

Total assets (Restricted — $.8 billion)	$25,600,578	$25,559,408	$26,405,567	$26,847,829	$28,929,543	*	(12)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$3,277,859	$3,105,164	$2,407,544	$2,073,658	$1,842,780	6%	78%
Savings	5,424,462	4,881,791	4,559,086	4,583,064	4,259,822	11%	27%
Time deposits	1,591,048	1,853,591	2,153,346	2,157,904	2,125,493	(14)%	(25)%

Total interest-bearing core deposits	10,293,369	9,840,546	9,119,976	8,814,626	8,228,095	5%	25%
Certificates of deposit $100,000 and more	603,952	532,532	1,068,807	1,384,475	1,520,681	13%	(60)%

Federal funds purchased and securities sold under agreements to repurchase	2,521,758	2,800,856	2,679,348	2,484,470	2,510,423	(10)%	*
Capital markets trading liabilities	565,709	589,886	598,772	478,103	492,706	(4)%	15%
Other short-term borrowings and commercial paper	167,966	337,966	1,235,576	1,842,458	3,403,174	(50)%	(95)%
Long-term debt:
Term borrowings (Restricted — $.8 billion)	2,921,627	2,969,859	2,274,954	2,386,129	2,952,438	(2)%	(1)%
Other collateralized borrowings (c)	—	—	707,245	716,843	731,324	NM	NM

Total long-term debt	2,921,627	2,969,859	2,982,199	3,102,972	3,683,762	(2)%	(21)%

Total interest-bearing liabilities	17,074,381	17,071,645	17,684,678	18,107,104	19,838,841	*	(14)%

Noninterest-bearing deposits (Restricted — $1.8 million)	4,394,187	4,375,034	4,489,902	4,444,556	4,616,789	*	(5)%
Capital markets payables	99,782	90,015	89,015	98,099	175,848	11%	(43)%
Other liabilities	736,822	727,433	764,170	785,674	856,678	1%	(14)%
Equity	3,295,406	3,295,281	3,377,802	3,412,396	3,441,387	*	(4)%

Total liabilities and equity	$25,600,578	$25,559,408	$26,405,567	$26,847,829	$28,929,543	*	(12)%

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans on nonaccrual status.

(b)	Includes excess balances held at Fed.

(c)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME AND EXPENSE Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	$173,900	$173,663	$181,672	$185,045	$197,779	*	(12)%
Loans held for sale	5,565	4,968	5,682	5,820	6,577	12%	(15)%
Investment securities:
U.S. Treasuries	93	168	240	238	229	(44)%	(59)%
U.S. government agencies	26,524	28,470	28,996	30,553	33,567	(7)%	(21)%
States and municipalities	114	123	174	154	390	(7)%	(71)%
Other	2,395	2,430	2,436	2,603	2,363	(1)%	1%

Total investment securities	29,126	31,191	31,846	33,548	36,549	(7)%	(20)%

Capital markets securities inventory	10,475	8,258	9,172	7,972	9,588	27%	9%
Mortgage banking trading securities	1,041	1,535	2,571	3,852	4,525	(32)%	(77)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	186	57	92	119	242	NM	(23)%
Interest bearing cash	599	260	351	236	461	130%	30%

Total other earning assets	785	317	443	355	703	148%	12%

Total earning assets/interest income	$220,892	$219,932	$231,386	$236,592	$255,721	*	(14)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$2,654	$2,518	$1,732	$1,316	$896	5%	196%
Savings	8,095	7,418	7,065	7,553	8,864	9%	(9)%
Time deposits	9,895	10,593	12,363	13,980	16,270	(7)%	(39)%

Total interest-bearing core deposits	20,644	20,529	21,160	22,849	26,030	1%	(21)%
Certificates of deposit $100,000 and more	3,414	3,375	4,473	5,809	7,967	1%	(57)%

Federal funds purchased and securities sold under agreements to repurchase	1,482	1,584	1,493	1,287	1,295	(6)%	14%
Capital markets trading liabilities	5,043	5,415	5,445	4,691	5,265	(7)%	(4)%
Other short-term borrowings and commercial paper	265	338	1,016	1,362	2,241	(22)%	(88)%
Long-term debt:
Term borrowings	7,454	7,860	6,554	8,396	12,235	(5)%	(39)%
Other collateralized borrowings (b)	—	—	957	1,065	1,377	NM	NM

Total long-term debt	7,454	7,860	7,511	9,461	13,612	(5)%	(45)%

Total interest-bearing liabilities/interest expense	$38,302	$39,101	$41,098	$45,459	$56,410	(2)%	(32)%

Net interest income-tax equivalent basis	$182,590	$180,831	$190,288	$191,133	$199,311	1%	(8)%
Fully taxable equivalent adjustment	(526)	(436)	(394)	(232)	(225)	(21)%	(134)%

Net interest income	$182,064	$180,395	$189,894	$190,901	$199,086	1%	(9)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.

(a)	Includes loans on nonaccrual status.

(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES Quarterly, Unaudited

(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	4.08%	3.98%	3.95%	3.86%	3.95%
Loans held for sale	4.51	4.05	4.84	4.95	4.22
Investment securities:
U.S. Treasuries	0.48	0.91	1.74	1.95	1.89
U.S. government agencies	4.77	4.99	5.15	5.24	5.32
States and municipalities	1.08	1.14	1.57	1.34	2.89
Other	3.60	3.43	3.26	3.32	3.06

Total investment securities	4.47	4.65	4.80	4.90	4.98

Capital markets securities inventory	3.86	3.75	3.82	3.72	3.97
Mortgage banking trading securities	8.26	10.75	11.02	12.46	12.97
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	0.12	0.04	0.05	0.08	0.15
Interest bearing cash	0.24	0.22	0.22	0.22	0.24

Total other earning assets	0.20	0.12	0.14	0.14	0.20

Total earning assets / interest income	3.86%	3.88%	3.88%	3.89%	3.91%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.32%	0.33%	0.29%	0.25%	0.20%
Savings	0.60	0.62	0.61	0.65	0.83
Time deposits	2.49	2.32	2.28	2.57	3.07

Total interest-bearing core deposits	0.80	0.85	0.92	1.03	1.27
Certificates of deposit $100,000 and more	2.27	2.57	1.66	1.66	2.10

Federal funds purchased and securities sold under agreements to repurchase	0.24	0.23	0.22	0.21	0.21
Capital markets trading liabilities	3.58	3.72	3.61	3.89	4.29
Other short-term borrowings and commercial paper	0.63	0.41	0.33	0.29	0.26
Long-term debt:
Term borrowings	1.02	1.06	1.15	1.41	1.66
Other collateralized borrowings (b)	—	—	0.54	0.59	0.75

Total long-term debt	1.02	1.06	1.01	1.22	1.48

Total interest-bearing liabilities / interest expense	0.90%	0.93%	0.92%	1.00%	1.14%

Net interest spread	2.96%	2.95%	2.96%	2.89%	2.77%
Effect of interest-free sources used to fund earning assets	0.23	0.24	0.23	0.25	0.28

Net interest margin	3.19%	3.19%	3.19%	3.14%	3.05%

Certain previously reported amounts have been reclassified to agree with current presentation.
Yields are adjusted to a fully taxable equivalent.
Earning assets yields are expressed net of unearned income.
Rates are expressed net of unamortized debenture cost for long-term debt.
Net interest margin is computed using total net interest income.
(a)	Includes loans on nonaccrual status.

(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

First Liens
Fair value beginning balance	$261,083	$296,115	$281,045	$318,937	$361,343	(12)%	(28)%
Adjustment due to adoption of amendments to ASC 810	—	(197)	—	—	—
Reductions due to loan payments	(7,238)	(8,793)	(10,198)	(12,265)	(18,513)
Reductions due to sale	(24,558)	—	—	—	(77,591)
Reclassification from trading securities	—	—	—	11,077	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(31,398)	(26,968)	25,323	(36,724)	52,590
Other changes in fair value	64	926	(55)	20	1,108

Fair value ending balance	$197,953	$261,083	$296,115	$281,045	$318,937	(24)%	(38)%

Second Liens
Fair value beginning balance	$242	$1,174	$1,850	$10,007	$11,029	(79)%	(98)%
Adjustment due to adoption of amendments to ASC 810	—	(928)	—	—	—
Reductions due to loan payments	—	(7)	(676)	(441)	(1,136)
Reductions due to sale	—	—	—	(8,134)	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(9)	3	—	—	6
Other changes in fair value	9	—	—	418	108

Fair value ending balance	$242	$242	$1,174	$1,850	$10,007	*	(98)%

HELOC
Fair value beginning balance	$3,634	$5,322	$6,387	$8,152	$8,652	(32)%	(58)%
Adjustment due to adoption of amendments to ASC 810	—	(1,168)	—	—	—
Reductions due to loan payments	—	(521)	(1,113)	(510)	(776)
Reductions due to sale	—	—	—	(1,548)	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(90)	—	—	—	—
Other changes in fair value	7	1	48	293	276

Fair value ending balance	$3,551	$3,634	$5,322	$6,387	$8,152	(2)%	(56)%

Total Consolidated
Fair value beginning balance	$264,959	$302,611	$289,282	$337,096	$381,024	(12)%	(30)%
Adjustment due to adoption of amendments to ASC 810	—	(2,293)	—	—	—
Reductions due to loan payments	(7,238)	(9,321)	(11,987)	(13,216)	(20,425)
Reductions due to sale	(24,558)	—	—	(9,682)	(77,591)
Reclassification from trading securities	—	—	—	11,077	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(31,497)	(26,965)	25,323	(36,724)	52,596
Other changes in fair value	80	927	(7)	731	1,492

Fair value ending balance	$201,746	$264,959	$302,611	$289,282	$337,096	(24)%	(40)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Regional Banking
Total revenues (a)	$216,790	$209,068	$221,970	$220,535	$228,622	4%	(5)%
Provision for loan losses	28,015	52,166	46,524	96,449	56,201	(46)%	(50)%
Noninterest expenses	159,337	161,703	157,575	172,298	177,870	(1)%	(10)%

Income/(loss) before income taxes	29,438	(4,801)	17,871	(48,212)	(5,449)	NM	NM
Provision/(benefit) for income taxes	10,664	(2,129)	6,471	(18,300)	(2,142)	NM	NM

Net income/(loss)	$18,774	$(2,672)	$11,400	$(29,912)	$(3,307)	NM	NM

Capital Markets
Total revenues (a)	$105,753	$116,926	$121,320	$132,115	$183,615	(10)%	(42)%
Noninterest expenses	78,208	84,126	75,119	80,421	95,359	(7)%	(18)%

Income before income taxes	27,545	32,800	46,201	51,694	88,256	(16)%	(69)%
Provision for income taxes	10,314	12,279	17,326	19,434	33,210	(16)%	(69)%

Net income	$17,231	$20,521	$28,875	$32,260	$55,046	(16)%	(69)%

Corporate
Total revenues (a)	$6,234	$30,908	$17,456	$33,163	$17,582	(80)%	(65)%
Noninterest expenses	11,715	20,190	32,802	17,790	26,405	(42)%	(56)%

Income/(loss) before income taxes	(5,481)	10,718	(15,346)	15,373	(8,823)	(151)%	38%
Provision/(benefit) for income taxes	(10,278)	(4,789)	(9,913)	5,743	(9,705)	(115)%	(6)%

Net income/(loss)	$4,797	$15,507	$(5,433)	$9,630	$882	(69)%	NM

Non-Strategic
Total revenues (a)	$101,330	$71,756	$75,332	$108,906	$53,450	41%	90%
Provision for loan losses	41,985	52,834	88,476	88,551	203,799	(21)%	(79)%
Noninterest expenses	92,589	76,654	124,847	79,392	102,852	21%	(10)%

Loss before income taxes	(33,244)	(57,732)	(137,991)	(59,037)	(253,201)	42%	87%
Benefit for income taxes	(12,526)	(21,754)	(51,995)	(22,245)	(95,406)	42%	87%

Net loss from continuing operations	(20,718)	(35,978)	(85,996)	(36,792)	(157,795)	42%	87%
Income/(loss) from discontinued operations, net of tax	394	(7,271)	(1,690)	(10,200)	(308)	105%	NM

Net loss	$(20,324)	$(43,249)	$(87,686)	$(46,992)	$(158,103)	53%	87%

Total Consolidated
Total revenues (a)	$430,107	$428,658	$436,078	$494,719	$483,269	*	(11)%
Provision for loan losses	70,000	105,000	135,000	185,000	260,000	(33)%	(73)%
Noninterest expenses	341,849	342,673	390,343	349,901	402,486	*	(15)%

Income/(loss) before income taxes	18,258	(19,015)	(89,265)	(40,182)	(179,217)	NM	110%
Benefit for income taxes	(1,826)	(16,393)	(38,111)	(15,368)	(74,043)	89%	98%

Net Income/(loss) from continuing operations	20,084	(2,622)	(51,154)	(24,814)	(105,174)	NM	119%
Income/(loss) from discontinued operations, net of tax	394	(7,271)	(1,690)	(10,200)	(308)	105%	NM

Net Income/(loss)	$20,478	$(9,893)	$(52,844)	$(35,014)	$(105,482)	NM	119%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes noninterest income and net interest income.

REGIONAL BANKING Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Income Statement
Net interest income	$137,484	$133,158	$140,078	$137,419	$141,634	3%	(3)%
Noninterest income	79,306	75,910	81,892	83,116	86,988	4%	(9)%

Total revenues	216,790	209,068	221,970	220,535	228,622	4%	(5)%

Noninterest expense	159,337	161,703	157,575	172,298	177,870	(1)%	(10)%
Provision for loan losses	28,015	52,166	46,524	96,449	56,201	(46)%	(50)%

Income/(loss) before income taxes	$29,438	$(4,801)	$17,871	$(48,212)	$(5,449)	NM	NM

Efficiency ratio	73.50%	77.34%	70.99%	78.13%	77.80%

Balance Sheet (millions)
Average loans	$10,608	$10,724	$11,064	$11,319	$11,818	(1)%	(10)%
Average other earning assets	204	174	156	161	287	17%	(29)%
Total average earning assets	10,812	10,898	11,220	11,480	12,105	(1)%	(11)%
Average core deposits	12,530	12,163	11,290	10,808	10,635	3%	18%
Average other deposits	591	520	642	876	1,011	14%	(42)%
Total average deposits	13,121	12,683	11,932	11,684	11,646	3%	13%
Total period end deposits	13,047	12,888	12,554	11,553	11,783	1%	11%
Total period end assets	$11,675	$11,381	$11,915	$11,693	$12,317	3%	(5)%

Net interest margin	5.10%	4.96%	4.95%	4.75%	4.69%
Loan yield	4.05	4.02	3.97	3.95	3.99
Deposit average yield	0.69	0.73	0.80	0.90	1.07

Noninterest Income Detail (thousands)
NSF / overdraft fees	$17,825	$15,194	$20,652	$21,453	$20,376	17%	(13)%
Cash management fees	9,945	10,160	10,226	9,975	10,842	(2)%	(8)%
Debit card income	6,788	6,423	6,317	6,200	6,273	6%	8%
Other	4,214	3,761	3,516	3,644	3,802	12%	11%

Total deposit transactions and cash management	38,772	35,538	40,711	41,272	41,293	9%	(6)%
Insurance commissions	4,892	5,132	4,726	5,020	5,406	(5)%	(10)%
Trust services and investment management	7,862	7,290	7,685	7,368	7,672	8%	2%
Bankcard income	4,813	4,079	4,460	4,487	4,356	18%	10%
Mortgage banking	3,645	3,508	4,204	4,819	8,722	4%	(58)%
Other service charges	3,171	3,381	3,345	3,813	4,298	(6)%	(26)%
Miscellaneous revenue	16,151	16,982	16,761	16,337	15,241	(5)%	6%

Total noninterest income	$79,306	$75,910	$81,892	$83,116	$86,988	4%	(9)%

Key Statistics
Locations
Financial centers	182	182	183	183	200	*	(9)%
Full service	167	167	168	168	168	*	(1)%
Teller-only	15	15	15	15	32	*	(53)%
Trust assets
Total assets (millions)	$9,315	$9,359	$9,574	$9,705	$9,017	*	3%
Total managed assets (millions)	4,920	4,580	4,728	4,736	4,508	7%	9%
Mortgage production
First lien production (millions)	$176	$185	$192	$234	$445	(5)%	(60)%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Income Statement
Net interest income	$4,778	$2,320	$3,333	$3,009	$4,091	106%	17%

Noninterest income:
Fixed income	91,849	105,270	110,985	120,528	170,106	(13)%	(46)%
Other	9,126	9,336	7,002	8,578	9,418	(2)%	(3)%
Total noninterest income	100,975	114,606	117,987	129,106	179,524	(12)%	(44)%

Total revenues	105,753	116,926	121,320	132,115	183,615	(10)%	(42)%

Noninterest expense	78,208	84,126	75,119	80,421	95,359	(7)%	(18)%

Income before income taxes	$27,545	$32,800	$46,201	$51,694	$88,256	(16)%	(69)%

Efficiency ratio	73.95%	71.95%	61.92%	60.87%	51.93%
Fixed income average daily revenue	$1,458	$1,726	$1,790	$1,883	$2,700	(16)%	(46)%

Balance Sheet (millions)
Average trading inventory	$1,086	$880	$960	$857	$964	23%	13%
Average other earning assets	607	626	668	541	616	(3)%	(1)%
Average total earning assets	1,693	1,506	1,628	1,398	1,580	12%	7%
Total period end assets (a)	3,419	2,399	1,672	2,269	2,719	43%	26%

Net interest margin	1.13%	0.62%	0.81%	0.85%	1.04%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q10 includes $621.6 million of trading loans expected to be sold during 3Q10.

CORPORATE Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Income Statement
Net interest income	$1,626	$6,019	$7,696	$8,494	$6,158	(73)%	(74)%
Noninterest income	4,609	25,077	9,820	24,669	11,536	(82)%	(60)%
Securities losses, net	(1)	(188)	(60)	—	(112)	99%	99%

Total revenues	6,234	30,908	17,456	33,163	17,582	(80)%	(65)%
Noninterest expense	11,715	20,190	32,802	17,790	26,405	(42)%	(56)%

Income/(loss) before income taxes	$(5,481)	$10,718	$(15,346)	$15,373	$(8,823)	(151)%	38%

Average Balance Sheet (millions)
Total earning assets	$3,502	$3,042	$3,150	$3,000	$3,565	15%	(2)%
Net interest margin	0.19%	0.80%	0.97%	1.12%	0.69%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

NON-STRATEGIC Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Income Statement
Net interest income	$38,176	$38,898	$38,786	$41,979	$47,203	(2)%	(19)%
Noninterest income	63,079	34,576	37,397	66,862	6,465	82%	NM
Securities gains/(losses), net	75	(1,718)	(851)	65	(218)	104%	134%

Total revenues	101,330	71,756	75,332	108,906	53,450	41%	90%

Noninterest expense	92,589	76,654	124,847	79,392	102,852	21%	(10)%
Provision for loan losses	41,985	52,834	88,476	88,551	203,799	(21)%	(79)%

Loss before income taxes	$(33,244)	$(57,732)	$(137,991)	$(59,037)	$(253,201)	42%	87%

Average Balance Sheet (millions)
Loans	$6,501	$6,943	$7,196	$7,702	$8,268	(6)%	(21)%
Loans held for sale	312	317	333	339	380	(2)%	(18)%
Trading securities	50	57	93	125	141	(12)%	(65)%
Mortgage servicing rights	242	275	283	321	326	(12)%	(26)%
Other assets	245	247	314	231	169	(1)%	45%
Total assets	7,350	7,839	8,219	8,718	9,284	(6)%	(21)%
Escrow balances	565	583	803	923	1,202	(3)%	(53)%
Net interest margin	2.20%	2.12%	1.99%	2.00%	2.12%

Noninterest Expense Detail (thousands)
Mortgage banking repurchase and foreclosure provision	$55,996	$40,675	$59,344	$25,751	$29,098	38%	92%
Salaries and benefits	3,130	4,724	7,801	8,348	7,391	(34)%	(58)%
Contract labor and outsourcing	4,135	4,134	6,087	5,062	5,260	*	(21)%
Equipment and occupancy	2,784	1,202	5,137	2,097	1,880	132%	48%
Other expenses	26,544	25,919	46,478	38,134	59,223	2%	(55)%

Total noninterest expense	$92,589	$76,654	$124,847	$79,392	$102,852	21%	(10)%

Mortgage warehouse (millions)
Ending warehouse balance (loans held for sale)	$306	$309	$307	$333	$331	(1)%	(8)%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

NON-STRATEGIC: SERVICING (a) Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Servicing Income
Service fees	$25,977	$27,677	$27,864	$29,668	$27,787	(6)%	(7)%
Change in MSR value — runoff	(7,238)	(8,816)	(10,199)	(12,009)	(18,432)	18%	61%
Net hedging results	44,099	10,905	24,153	30,783	6,155	NM	NM

Total servicing income	$62,838	$29,766	$41,818	$48,442	$15,510	111%	NM

Key Servicing Metrics (millions)
Beginning servicing portfolio	$38,978	$40,616	$44,233	$46,453	$62,948
Additions to portfolio, net of REO transfers	(440)	(373)	(433)	(385)	(247)
Prepayments	(977)	(993)	(1,321)	(1,551)	(2,543)
Amortization	(243)	(272)	(280)	(284)	(300)
Service release sales	—	—	—	—	(65)
Bulk sale	(5,411)	—	(1,583)	—	(13,340)
Ending servicing portfolio (owned)	$31,907	$38,978	$40,616	$44,233	$46,453	(18)%	(31)%

Average servicing portfolio (owned)	$34,252	$39,543	$42,069	$44,906	$47,621	(13)%	(28)%
Average loans serviced (#)	193,795	224,374	247,113	272,855	288,362	(14)%	(33)%

Portfolio Product Mix (Average)
GNMA	3%	2%	2%	2%	2%
FNMA/FHLMC	52%	57%	54%	51%	50%
Private	43%	39%	43%	46%	46%

Sub-Total	98%	98%	99%	99%	98%
Warehouse	2%	2%	1%	1%	2%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net service fees — annualized (bps)	28	25	24	24	24
Total service fees — annualized (bps)	30	28	26	26	23

Ancillary income per loan (annualized)	$62.46	$69.93	$65.12	$61.03	$49.19	(11)%	27%
Servicing cost per loan (annualized)	$54.81	$29.73	$34.41	$104.75	$81.31	84%	(33)%

Average servicing asset (millions)	242	275	283	321	310
Servicing book value (bps)	71	70	67	71	65

90+ Delinquency rate, excluding foreclosures (b)	8.39%	9.99%	9.53%	8.38%	7.04%

Change in MSR asset / average servicing asset	66%	4%	6%	21%	(18)%
Run-off rate — annualized	8%	7%	9%	11%	14%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes servicing of first liens, second liens, and HELOC.

(b)	Excludes delinquency rate of second liens and HELOC.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						2Q10 Change vs.
(Dollars in millions, except per share amounts)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Tier 1 capital (a) (b)	$3,499.8	$3,484.8	$3,507.8	$3,563.7	$3,596.3	*	(3)%
Tier 2 capital (a)	948.3	1,021.0	1,183.2	1,191.3	1,205.5	(7)%	(21)%

Total capital (a)	$4,448.1	$4,505.8	$4,691.0	$4,755.0	$4,801.8	(1)%	(7)%

Risk weighted assets (a)	$20,874.6	$21,022.4	$21,400.4	$21,999.5	$23,123.4	(1)%	(10)%
Tier 1 ratio (a)	16.77%	16.58%	16.39%	16.20%	15.55%
Tier 2 ratio (a)	4.54	4.85	5.53	5.41	5.22

Total capital ratio (a)	21.31%	21.43%	21.92%	21.61%	20.77%

Tier 1 common ratio (a) (c)	10.05%	9.93%	9.88%	9.88%	9.56%
Leverage ratio (a)	13.74%	13.71%	13.36%	13.34%	12.49%
Shareholders’ equity/assets ratio (d)	12.52%	12.62%	12.67%	12.73%	11.80%
Adjusted tangible common equity/RWA (a) (c) (e)	9.19%	9.09%	9.06%	9.06%	8.71%
Tangible common equity/tangible assets (b)	7.63%	7.67%	7.75%	7.85%	7.27%
Tangible book value per common share (b) (f)	$8.68	$8.63	$8.79	$9.04	$9.09
Book value per common share (f)	$9.55	$9.51	$9.68	$10.00	$10.12

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	Includes $300 million of tier 1 qualifying trust preferred securities.

(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

(d)	Calculated on period-end balances.

(e)	See Glossary of Terms for definition of ratios.

(f)	Shares restated for stock dividends distributed through July 1, 2010.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

						2Q10 Change vs.
(Thousands)	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09

Allowance for Loan Losses Walk-Forward
Beginning balance	$844,060	$896,914	$944,765	$961,482	$940,932	(6)%	(10)%
Adjustment due to adoption of amendments to ASC 810	—	24,578	—	—	—	NM	NM
Provision	70,000	105,000	135,000	185,000	260,000	(33)%	(73)%
Charge-offs	(145,988)	(193,955)	(196,908)	(212,561)	(250,330)	25%	42%
Recoveries	13,197	11,523	14,057	10,844	10,880	15%	21%

Ending balance (Restricted — $50.1 million)	$781,269	$844,060	$896,914	$944,765	$961,482	(7)%	(19)%

Reserve for off-balance sheet commitments	16,077	18,737	19,685	20,308	22,823	(14)%	(30)%
Total allowance for loan losses plus reserve	$797,346	$862,797	$916,599	$965,073	$984,305	(8)%	(19)%

Allowance for Loan Losses
Regional Banking	$411,218	$420,562	$427,429	$434,683	$392,099	(2)%	5%
Non-Strategic	370,051	423,498	469,485	510,082	569,383	(13)%	(35)%

Total allowance for loan losses	$781,269	$844,060	$896,914	$944,765	$961,482	(7)%	(19)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$321,394	$329,600	$271,021	$318,309	$265,017	(2)%	21%
Foreclosed real estate	28,412	27,934	29,862	17,176	29,787	2%	(5)%

Total Regional Banking	$349,806	$357,534	$300,883	$335,485	$294,804	(2)%	19%

Non-Strategic
Nonperforming loans — including held for sale (a)	$469,136	$598,608	$666,663	$801,410	$861,941	(22)%	(46)%
Foreclosed real estate	80,860	85,072	83,847	83,594	76,333	(5)%	6%

Total Non-Strategic	$549,996	$683,680	$750,510	$885,004	$938,274	(20)%	(41)%

Total nonperforming assets	$899,802	$1,041,214	$1,051,393	$1,220,489	$1,233,078	(14)%	(27)%

Net Charge-Offs
Regional Banking	$37,359	$59,032	$53,777	$53,866	$68,413	(37)%	(45)%
Non-Strategic	95,432	123,400	129,074	147,852	171,036	(23)%	(44)%

Total net charge-offs	$132,791	$182,432	$182,851	$201,718	$239,449	(27)%	(45)%

Consolidated Key Ratios (b)
NPL %	4.31%	5.02%	4.96%	5.87%	5.64%
NPA %	4.92	5.63	5.56	6.38	6.15
Net charge-offs %	3.10	4.13	4.00	4.24	4.77
Allowance / loans	4.55	4.83	4.95	5.10	4.91
Allowance / NPL	1.06x	0.96x	1.00x	0.87x	0.87x
Allowance / NPA	0.92x	0.85x	0.89x	0.80x	0.79x
Allowance / charge-offs	1.47x	1.16x	1.23x	1.17x	1.00x

Other
Loans past due 90 days or more (c)	$144,840	$167,191	$182,343	$173,634	$182,468	(13)%	(21)%
Guaranteed portion (c)	35,809	46,957	40,252	42,271	36,379	(24)%	(2)%
Foreclosed assets related to government insured mortgages	13,276	9,054	11,481	10,619	10,464	47%	27%
Period-end loans, net of unearned income (millions)	$17,154	$17,484	$18,124	$18,525	$19,586	(2)%	(12)%
Off-balance sheet commitments (millions) (d)	$5,113	$5,204	$5,453	$5,537	$5,882	(2)%	(13)%

NM — Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q10 includes $51.0 million of loans held for sale.

(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(c)	Includes loans held for sale.

(d)	Amount of off-balance sheet commitments for which a reserve has been provided.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											2Q10 Change vs.
	2Q10		1Q10		4Q09		3Q09		2Q09		1Q10	2Q09

Key Portfolio Details
Commercial (C&I and Other)
Period-end loans ($ millions)	$7,004		$6,856		$7,135		$6,899		$7,381		2%	(5)%

30+ Delinq. % (a)	1.02%		1.02%		0.96%		1.25%		0.82%
NPL %	2.93		2.86		1.90		2.13		1.52
Charge-offs % (qtr. annualized)	1.16		1.67		1.21		2.48		1.43

Allowance / loans %	3.96%		4.28%		3.88%		3.78%		3.40%
Allowance / charge-offs	3.54	x	2.60	x	3.29	x	1.48	x	2.35	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,610		$1,674		$1,774		$1,845		$1,871		(4)%	(14)%

30+ Delinq. % (a)	1.31%		3.11%		3.13%		2.19%		2.82%
NPL %	9.78		10.81		10.35		10.87		8.67
Charge-offs % (qtr. annualized)	3.04		4.37		6.13		3.46		6.40

Allowance / loans %	9.00%		8.62%		8.67%		8.29%		5.77%
Allowance / charge-offs	2.93	x	1.94	x	1.38	x	2.37	x	0.87	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$397		$528		$640		$835		$986		(25)%	(60)%

30+ Delinq. % (a)	2.49%		3.89%		3.71%		4.15%		5.29%
NPL %	44.52		49.38		42.94		42.35		39.44
Charge-offs % (qtr. annualized)	17.97		21.19		22.22		13.41		17.22

Allowance / loans %	13.47%		9.69%		8.12%		9.17%		9.87%
Allowance / charge-offs	0.63	x	0.41	x	0.31	x	0.62	x	0.53	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$5,936		$6,084		$6,931		$7,148		$7,356		(2)%	(19)%

30+ Delinq. % (a)	2.19%		2.21%		2.31%		2.28%		2.12%
NPL %	0.35		0.30		0.26		0.14		0.08
Charge-offs % (qtr. annualized)	2.69		2.91		2.93		3.04		3.01

Allowance / loans %	2.74%		2.87%		3.10%		3.21%		3.04%
Allowance / charge-offs	1.01	x	0.97	x	1.04	x	1.04	x	0.99	x

Permanent Mortgage
Period-end loans ($ millions)	$1,019		$1,068		$1,086		$1,113		$1,112		(5)%	(8)%

30+ Delinq. % (a)	4.95%		6.29%		8.49%		8.09%		9.44%
NPL %	12.17		11.09		9.02		8.65		6.97
Charge-offs % (qtr. annualized)	5.84		10.44		4.65		6.27		7.97

Allowance / loans %	6.89%		7.86%		11.41%		9.06%		8.85%
Allowance / charge-offs	1.16	x	0.75	x	2.45	x	1.46	x	1.08	x

OTC, Credit Card, and Other (b)
Period-end loans ($ millions)	$355		$403		$558		$685		$881		(12)%	(60)%

30+ Delinq. % (a)	1.32%		2.12%		5.22%		3.12%		5.77%
NPL %	15.05		24.91		34.03		40.89		40.58
Charge-offs % (qtr. annualized)	11.54		17.52		18.07		19.60		22.75

Allowance / loans %	6.42%		9.21%		13.54%		18.12%		20.83%
Allowance / charge-offs	0.53	x	0.45	x	0.68	x	0.81	x	0.81	x

Restricted Real Estate Loans (c)
Period-end loans ($ millions) (d)	$834		$870		N/A		N/A		N/A		(4)%	NM

30+ Delinq. % (a)	3.52%		3.72%		N/A		N/A		N/A
NPL %	0.23		0.19		N/A		N/A		N/A
Charge-offs % (qtr. annualized)	6.23		4.78		N/A		N/A		N/A

Allowance / loans %	6.01%		6.87%		N/A		N/A		N/A
Allowance / charge-offs	0.94	x	1.40	x	N/A		N/A		N/A

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	OTC PE loans: $53.5 million; NPL: 100%; Allowance: $11.6 million; Net Charge-offs: $7.3 million.

(c)	Prior to 1Q10, certain amounts were included in Consumer Real Estate. Includes loans consolidated on January 1, 2010 due to the adoption of amendments to ASC 810.

(d)	Includes $770.3 million of consumer real estate loans and $63.5 million of permanent mortgage loans.

ANALYSIS OF INDIVIDUALLY IMPAIRED LOANS AND NPL AND ORE ROLLFORWARDS Unaudited

(Millions)	Reserves	Balances	Reserve Rate

Commercial Portfolio Reserves
Individually impaired loans with reserves	$80.2	$209.1	38.38%
Individually impaired loans without reserves	—	257.7	—
All other loans	395.2	8,543.8	4.62%

Total	$475.4	$9,010.6	5.28%

(Millions)	2Q10	1Q10	4Q09	3Q09	2Q09

NPL Rollforward (a)
Beginning NPLs	$739	$784	$981	$1,021	$1,064
+ Additions	96	182	147	254	232
+ Principal Increase	19	13	9	7	19
- Payments	(161)	(113)	(175)	(130)	(113)
- Net Charge-Offs	(60)	(95)	(114)	(125)	(155)
- Transfer to OREO	(39)	(32)	(62)	(46)	(25)
- Upgrade to Accrual	(1)	—	(2)	—	(1)

Ending NPLs	$593	$739	$784	$981	$1,021

(a) Includes Commercial and One-Time Close Portfolios only.

(Millions)	2Q10	1Q10	4Q09	3Q09	2Q09

ORE Inventory Rollforward (a)
Beginning Balance	$113.0	$113.7	$100.8	$106.1	$119.0
Valuation adjustments	(3.4)	(5.9)	(10.0)	(10.4)	(12.6)

Adjusted Balance	$109.6	$107.8	$90.8	$95.7	$106.4
+ New OREO	53.4	47.1	74.8	65.2	38.5
+ Capitalized Expenses	0.9	1.6	1.0	4.0	0.4
Disposals:
- Single Transactions	(52.6)	(43.5)	(52.9)	(49.6)	(24.4)
- Bulk Sales	(2.0)	—	—	(6.0)	(10.6)
- Auctions	—	—	—	(8.5)	(4.2)

Ending Balance	$109.3	$113.0	$113.7	$100.8	$106.1

(a)	OREO excludes foreclosed assets related to government insured mortgages.

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											2Q10 Change vs.
	2Q10		1Q10		4Q09		3Q09		2Q09		1Q10	2Q09

Total Regional Banking
Period-end loans ($ millions) (a)	$10,861		$10,735		$11,180		$11,093		$11,635		1%	(7)%

30+ Delinq. % (b)	1.17%		1.32%		1.56%		1.73%		1.28%
NPL %	2.96		3.07		2.42		2.87		2.28
Charge-offs % (qtr. annualized)	1.41		2.20		1.94		1.90		2.31

Allowance / loans %	3.79%		3.92%		3.82%		3.92%		3.37%
Allowance / charge-offs	2.75	x	1.78	x	1.99	x	2.02	x	1.43	x

Key Portfolio Details

Commercial (C&I and Other)
Period-end loans ($ millions) (a)	$6,406		$6,218		$6,475		$6,257		$6,725		3%	(5)%

30+ Delinq. % (b)	1.11%		1.13%		1.05%		1.35%		0.88%
NPL %	2.10		2.17		1.51		1.74		1.33
Charge-offs % (qtr. annualized)	1.26		1.82		1.23		1.92		1.52

Allowance / loans %	3.57%		3.91%		3.53%		3.68%		3.34%
Allowance / charge-offs	2.95	x	2.17	x	2.95	x	1.86	x	2.16	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,434		$1,454		$1,522		$1,556		$1,557		(1)%	(8)%

30+ Delinq. % (b)	1.14%		1.96%		3.30%		2.57%		1.74%
NPL %	7.33		6.90		6.53		7.25		5.46
Charge-offs % (qtr. annualized)	1.64		2.57		3.16		1.84		6.15

Allowance / loans %	8.26%		7.97%		8.61%		8.53%		5.31%
Allowance / charge-offs	5.04	x	3.09	x	2.72	x	4.63	x	0.84	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$220		$259		$300		$358		$407		(15)%	(46)%

30+ Delinq. % (b)	1.47%		2.64%		5.42%		6.57%		5.88%
NPL %	35.49		35.04		22.97		26.00		21.39
Charge-offs % (qtr. annualized)	9.92		20.80		15.39		7.73		7.81

Allowance / loans %	15.40%		10.78%		8.44%		9.12%		10.02%
Allowance / charge-offs	1.41	x	0.48	x	0.50	x	1.10	x	1.21	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,497		$2,501		$2,552		$2,595		$2,619		*	(5)%

30+ Delinq. % (b)	1.30%		1.25%		1.30%		1.44%		1.29%
NPL %	0.13		0.13		0.19		0.13		0.13
Charge-offs % (qtr. annualized)	0.54		0.68		0.94		0.83		0.81

Allowance / loans %	0.83%		0.94%		1.19%		1.04%		1.12%
Allowance / charge-offs	1.52	x	1.36	x	1.26	x	1.24	x	1.37	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$305		$302		$331		$327		$328		1%	(7)%

30+ Delinq. % (b)	1.48%		1.60%		1.89%		1.98%		1.77%
NPL %	0.09		0.13		0.08		0.08		0.12
Charge-offs % (qtr. annualized)	3.56		3.53		4.42		3.54		5.05

Allowance / loans %	3.14%		3.47%		3.55%		3.67%		4.60%
Allowance / charge-offs	0.88	x	0.96	x	0.82	x	1.03	x	0.91	x

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q10 increase attributable to growth in mortgage warehouse lending within correspondent banking.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: NON-STRATEGIC Quarterly, Unaudited

											2Q10 Change vs.
	2Q10		1Q10		4Q09		3Q09		2Q09		1Q10	2Q09

Total Non-Strategic Lending
Period-end loans ($ millions)	$6,293		$6,749		$6,944		$7,432		$7,951		(7)%	(21)%

30+ Delinq. % (a)	3.01%		3.62%		3.67%		3.27%		4.12%
NPL %	6.64		8.11		9.05		10.35		10.56
Charge-offs % (qtr. annualized)	5.87		7.11		7.17		7.68		8.27

Allowance / loans %	5.88%		6.27%		6.76%		6.86%		7.16%
Allowance / charge-offs	0.97	x	0.86	x	0.91	x	0.86	x	0.83	x

Key Portfolio Details

Commercial (C&I and Other) (b)
Period-end loans ($ millions)	$598		$638		$660		$642		$656		(6)%	(9)%

30+ Delinq. % (a)	0.08%		0.03%		0.06%		0.22%		0.26%
NPL %	11.77		9.66		5.73		5.95		3.48
Charge-offs % (qtr. annualized)	0.15		0.08		1.03		8.03		0.47

Allowance / loans %	8.09%		7.92%		7.24%		4.72%		4.06%
Allowance / charge-offs	53.49	x	106.43	x	7.27	x	0.58	x	8.58	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$176		$220		$253		$290		$314		(20)%	(44)%

30+ Delinq. % (a)	2.66%		10.76%		2.11%		0.16%		8.16%
NPL %	29.72		36.67		33.32		30.28		24.59
Charge-offs % (qtr. annualized)	13.16		15.38		22.13		11.45		7.59

Allowance / loans %	15.01%		12.96%		9.01%		6.98%		8.09%
Allowance / charge-offs	1.02	x	0.77	x	0.36	x	0.56	x	0.99	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$177		$269		$340		$477		$579		(34)%	(69)%

30+ Delinq. % (a)	3.74%		5.09%		2.19%		2.33%		4.87%
NPL %	55.73		63.23		60.60		54.60		52.10
Charge-offs % (qtr. annualized)	26.50		21.54		27.42		17.44		23.53

Allowance / loans %	11.07%		8.63%		7.84%		9.21%		9.77%
Allowance / charge-offs	0.32	x	0.35	x	0.23	x	0.47	x	0.37	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$3,439		$3,583		$4,380		$4,553		$4,737		(4)%	(27)%

30+ Delinq. % (a)	2.84%		2.88%		2.89%		2.75%		2.58%
NPL %	0.51		0.42		0.30		0.15		0.06
Charge-offs % (qtr. annualized)	4.21		4.45		4.08		4.27		4.21

Allowance / loans %	4.13%		4.21%		4.22%		4.45%		4.10%
Allowance / charge-offs	0.96	x	0.93	x	1.01	x	1.02	x	0.96	x

Permanent Mortgage
Period-end loans ($ millions)	$993		$1,040		$1,059		$1,084		$1,082		(5)%	(8)%

30+ Delinq. % (a)	4.98%		6.33%		8.57%		8.17%		9.60%
NPL %	12.46		11.34		9.22		8.85		7.13
Charge-offs % (qtr. annualized)	6.00		10.71		4.77		6.44		8.20

Allowance / loans %	7.01%		8.00%		11.62%		9.25%		9.07%
Allowance / charge-offs	1.15	x	0.74	x	2.44	x	1.46	x	1.08	x

OTC and Other Consumer (c)
Period-end loans ($ millions)	$76		$129		$253		$386		$582		(41)%	(87)%

30+ Delinq. % (a)	1.50%		3.90%		9.58%		4.21%		7.90%
NPL %	70.47		78.20		74.96		72.59		61.37
Charge-offs % (qtr. annualized)	33.48		37.55		30.66		29.26		30.02

Allowance / loans %	18.24%		21.26%		25.50%		29.19%		28.96%
Allowance / charge-offs	0.43	x	0.38	x	0.67	x	0.79	x	0.80	x

Restricted Real Estate Loans (d)
Period-end loans ($ millions) (e)	$834		$870		N/A		N/A		N/A		(4)%	NM

30+ Delinq. % (a)	3.52%		3.72%		N/A		N/A		N/A
NPL %	0.23		0.19		N/A		N/A		N/A
Charge-offs % (qtr. annualized)	6.23		4.78		N/A		N/A		N/A

Allowance / loans %	6.01%		6.87%		N/A		N/A		N/A
Allowance / charge-offs	0.94	x	1.40	x	N/A		N/A		N/A

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes trust preferred loan portfolio and other exited businesses.

(c)	OTC PE loans: $53.5 million; NPL: 100%; Allowance: $11.6 million; Net Charge-offs: $7.3 million.

(d)	Prior to 1Q10, certain amounts were included in Consumer Real Estate. Includes loans consolidated on January 1, 2010 due to the adoption of amendments to ASC 810.

(e)	Includes $770.3 million of consumer real estate loans and $63.5 million of permanent mortgage loans.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $7.0 Billion (41% of Total Loans)
-	Primarily relationship customers in TN and regional middle market lending efforts

-	Diverse by industry, good granularity

-	Impacted by deterioration in overall economic conditions

-	Trust preferred loans and bank-related exposures most severely impacted

% OS

General Corporate, Commercial, and Business Banking Loans	78%
Mortgage Warehouse Line Balances	12%
Trust Preferred Loans	7%
Bank Holding Company Lending	3%

Income CRE Portfolio: $1.6 Billion (9% of Total Loans)

-	Traditional commercial real estate construction and mini-permanent loans

-	89% managed by Regional Banking segment (approx)

-	Only 11% in non-strategic CRE business: wind-down portfolio (approx)

-	Poor economic conditions impacting vacancy levels, rate of stabilization, and rental rates

-	Lack of available financing combined with a weak economy impacting property valuations

-	Expect a prolonged period of portfolio underperformance versus historical expectations

Top 10 States

	% OS	% NPL

TN	46.55%	4.33%
NC	9.48%	12.96%
GA	7.48%	1.07%
FL	5.79%	39.60%
MS	3.83%	4.25%
TX	3.67%	0.00%
SC	3.54%	2.41%
WA	3.51%	10.27%
WV	2.14%	0.00%
IN	1.81%	0.00%

As of 6/30/10

Homebuilder Portfolio: $397 Million (2% of Total Loans)

-	Loans to residential builders and developers

-	Performance severely impacted by the housing market

-	Wind-down portfolio: In early 2008, ceased originations for national CRE lending; balances have decreased by 87% since March 2008

Top 10 States

	% OS	% NPL

TN	32.86%	18.42%
NC	11.21%	65.98%
FL	10.68%	71.41%
VA	5.76%	16.38%
TX	5.37%	1.67%
WA	5.32%	50.90%
CO	4.99%	99.18%
AZ	2.50%	100.00%
MD	2.42%	71.62%
CA	2.32%	6.00%

As of 6/30/10

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $6.7 Billion (39% of Total Loans)

-	Statistics include $770.3 million of restricted real estate loans
-	Performance stabilizing

-	Second consecutive quarter of improvement in 30+ delinquency %

-	Geographically diverse
-	Top States (TN = 35%, CA = 15%, VA = 4%, WA = 4%)
-	Strong borrower quality
-	736 avg. portfolio origination FICO; 726 avg. portfolio FICO (refreshed)
-	Good collateral position
-	High LTV loans managed through whole loan insurance

-	29% first lien and 71% second lien

-	86% of uninsured portfolio <90 CLTV

-	14% of uninsured portfolio is HLTV, 65% of which (or 8.8%) have FICO >700

-	FHN has not originated loans >89.9% CLTV since September 2007
-	Good borrower capacity (37% avg. DTI)

-	Primarily retail-sourced (86% retail)

-	Mix of older vintage loans
-	48% originated prior to 2006

Top 10 States

	% OS	Del. %	C/O %

TN	35%	1.27%	0.53%
CA	15%	3.10%	6.01%
VA	4%	1.95%	1.89%
WA	4%	2.78%	3.06%
GA	3%	2.76%	3.62%
MD	3%	3.08%	1.93%
FL	3%	3.76%	7.96%
AZ	2%	4.04%	9.86%
PA	2%	2.16%	1.25%
NJ	2%	2.32%	2.70%

As of 6/30/10

Retail vs. Wholesale Originations

	% OS	Del. %	C/O %

Retail	85.65%	2.07%	2.39%
Wholesale	11.81%	4.54%	7.86%
Other	2.54%	2.29%	3.26%

As of 6/30/10

Portfolio Breakdown by LTV and FICO

	<=80%	80% - 90%	>90%

>=740	32.4%	14.8%	5.1%
720-739	6.9%	4.5%	1.9%
700-719	7.0%	4.3%	1.9%
660-699	7.7%	3.9%	3.1%
620-659	2.4%	1.3%	1.2%
<620	0.8%	0.3%	0.5%
*excludes whole loan insurance

As of 6/30/10

		Balance	Origination Characteristics					QTD	YTD
	Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %	NCO’s %

	pre-2002	5%	76%	718	16%	48%	35%	0.88%	1.26%
	2003	9%	75%	730	16%	33%	41%	0.71%	1.02%
	2004	13%	79%	727	27%	23%	27%	3.45%	3.62%
	2005	20%	80%	731	19%	19%	17%	3.72%	3.94%
	2006	17%	77%	735	5%	25%	18%	4.31%	4.36%
	2007	19%	79%	740	14%	27%	19%	4.70%	4.66%
	2008	9%	76%	749	9%	71%	52%	1.49%	1.79%
	2009	6%	72%	754	2%	84%	58%	0.33%	0.26%
	2010	2%	77%	753	2%	87%	60%	0.00%	0.00%

	Total	100%	78%	736	14%	35%	29%	3.06%	3.20%
*	Correspondent and Wholesale

Permanent Mortgage Portfolio: $1.1 Billion (6% of Total Loans)
-	Statistics include $63.5 million of restricted real estate loans
-	Portfolio performance varies by underlying pools

-	National portfolios winding down

-	Geographically diverse

-	Balanced origination sources
-	48% retail; 52% wholesale
-	Documentation type
-	63% full doc; 35% stated; 2% other
-	Product type
-	65% jumbo; 18% Alt A; 17% other

Top 10 States

	% OS	Del. %

CA	23%	3.93%
TX	10%	3.15%
WA	8%	3.74%
AZ	5%	8.45%
VA	5%	2.18%
OR	5%	5.96%
FL	4%	22.98%
UT	4%	10.19%
MD	4%	6.70%
TN	3%	3.94%

As of 6/30/10

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading
Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.
Watch List Process
For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.
Classified and Non-Accruals
When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more active management and detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits.
Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk, or if loans become 90 days or more past due.
Impairment Assessment
Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with GAAP and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value. For assets evaluated using a discounted cash flow methodology, loans are discounted using the applicable note rate, and typically reserves are maintained.

Home Equity Loans and Lines
For home equity loans and lines, reserve levels are established through the use of segmented roll rate models. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write-down to a percentage of appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.
ASC 310 Fee Deferral: The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value. For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.
ASC 310 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.
ASC 810 Adjustment: Adjustment to reflect the initial application of Accounting Standards Update No. 2009-17, which includes the initial effects of consolidating previously off-balance sheet securitization trusts. The net impact of initial adoption was offset through a cumulative effect adjustment to undivided profits.
Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.
Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.
Final Inspection Fee: A fee charged to the borrower to inspect a property.
Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. The estimated loss on these loans is determined using a discounted cash flow (“DCF”) methodology or the estimated fair value of the underlying collateral less costs to sell, if the loan is considered collateral dependent. In accordance with accounting requirements, DCF loans are discounted using the applicable note rate, and typically reserves are maintained for DCF loans. Collateral dependent loans are generally charged off to the estimate of collateral value less cost to sell leaving no associated reserve.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.
Reg E Opt-In: The 2010 requirement by Federal Reserve Board Regulation E that consumer customers of banks must elect, or opt-in, to continue to be eligible for fee-based overdraft protection services regarding debit card and ATM transactions. Consumer customers who do not opt-in cannot be charged fees for such services and will not receive such services.
Restricted Balances: Assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / Loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Millions)	2Q10	1Q10	4Q09	3Q09	2Q09

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$3,287.2	$3,270.9	$3,302.5	$3,370.2	$3,394.0
Less: Preferred stock capital surplus — CPP	806.8	802.8	798.7	794.6	790.6
Less: Noncontrolling interest (a)	295.2	295.2	295.2	295.2	295.2

(B) Total common equity	$2,185.2	$2,172.9	$2,208.6	$2,280.4	$2,308.2
Less: Intangible assets (GAAP) (b)	197.8	199.2	203.8	218.9	234.3

(C) Tangible common equity (Non-GAAP)	$1,987.4	$1,973.7	$2,004.8	$2,061.5	$2,073.9
Less: Unrealized gains on AFS securities, net of tax	68.2	63.3	64.9	67.5	59.2

(D) Adjusted tangible common equity (Non-GAAP) (c)	$1,919.2	$1,910.4	$1,939.9	$1,994.0	$2,014.7

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$26,254.2	$25,923.6	$26,068.7	$26,465.9	$28,758.9
Less: Intangible assets (GAAP) (b)	197.8	199.2	203.8	218.9	234.3

(F) Tangible assets (Non-GAAP)	$26,056.4	$25,724.4	$25,864.9	$26,247.0	$28,524.6

Period-end Shares Outstanding
(G) Period-end shares outstanding	228.8	228.6	228.1	228.1	228.0

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$3,499.8	$3,484.8	$3,507.8	$3,563.7	$3,596.3
Less: Preferred stock capital surplus — CPP	806.8	802.8	798.7	794.6	790.6
Less: Noncontrolling interest — FTBNA preferred stock (a) (f)	294.8	294.8	294.8	294.8	294.8
Less: Trust preferred (g)	300.0	300.0	300.0	300.0	300.0

(I) Tier 1 common (Non-GAAP)	$2,098.2	$2,087.2	$2,114.3	$2,174.3	$2,210.9

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$20,874.6	$21,022.4	$21,400.4	$21,999.5	$23,123.4

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	7.63%	7.67%	7.75%	7.85%	7.27%
(A)/(E) Total equity to total assets (GAAP)	12.52%	12.62%	12.67%	12.73%	11.80%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.68	$8.63	$8.79	$9.04	$9.09
(B)/(G) Book value per common share (GAAP)	$9.55	$9.51	$9.68	$10.00	$10.12
(I)/(J) Tier 1 common ratio (Non-GAAP)	10.05%	9.93%	9.88%	9.88%	9.56%
(H)/(E) Tier 1 capital to total assets (GAAP)	13.33%	13.44%	13.46%	13.47%	12.50%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	9.19%	9.09%	9.06%	9.06%	8.71%

(a)	Included in total equity on the consolidated balance sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in term borrowings on the consolidated balance sheet.

First Horizon National Corporation Second Quarter 2010 Earnings July 16, 2010

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe","expect","anticipate","intend","estimate", "should","is likely","will","going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

Continued Strategic Progress in Second Quarter 2010 Solid Regional Banking Franchise Strong Capital Markets Business Improved Liquidity Position Non-Strategic Loan Reduction Strong Capital Position1 Ability to Execute Proactive on Asset Quality Reducing Risk Refocusing on Core Businesses 1Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix. 2Spread is loan yield minus deposit cost. Average Regional Banking core deposits up 3% linked quarter and 18% year over year NIM strong at 5.10% in 2Q10, up 14bps linked quarter Increased spreads by 44bps from 2Q09 to 2Q102 Continued strong fixed income average daily revenue of $1.5mm in 2Q10, down from $1.7mm in 1Q10 Consolidated average core deposits increased 3% from 1Q10 and 14% year over year Period end loan to core deposit ratio improved to 112% from 114% in 1Q10 and 140% in 2Q09 Non-Strategic period end loans decreased 7% or $457mm from 1Q10 Total period end assets steady at $26B Tier 1 ratio rose to 16.8% Tier 1 Common improved to 10.1% TCE + Reserves increased to 13.3% TCE/TA at 7.6% Provision expense decreased 33% from 1Q10 NPAs down 14% from 1Q10, down 27% year over year Reserve decline of $63mm in 2Q10 NCOs dropped $50mm or 27% linked quarter

Financial Results

Consolidated Financial Results Earnings per share of $0.01 after discontinued operations and TARP dividend Net income available to common shareholders of $3mm $(15)mm impact of TARP CPP preferred Provision at $70mm $63mm reserve decrease Fifth consecutive quarter of lower provision expense and fourth of reserve decrease Net charge-offs lower at $133mm from $182mm in 1Q10 and down 45% from 2Q09 Non-Interest Income at $248mm in 2Q10 Continued solid fixed income revenues Fees in Regional Bank up 4% from 1Q10 Expenses at $342mm in 2Q10 Non-Strategic expenses increased 21% or $16mm from higher environmental expenses Environmental costs: $56mm of mortgage repurchase reserve expense vs. $41mm in 1Q10 $5mm of foreclosure expense vs. $10mm in 1Q10 Diluted shares at 233mm includes 4.4mm dilutive impact from U.S. Treasury warrant Period-end shares increased to 229mm2 Prior quarters restated to reflect stock dividend Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2At 6/30/10.

Regional Banking Capital Markets Corporate Non-Strategic Segment Highlights 2Q10 Drivers / Impacts Repurchase Reserve of $(56)mm in 2Q10 vs. $(41)mm in 1Q10 $217 $(159) 2Q10 Revenue 2Q10 Expense $106 $(78) $6 $(12) $101 $(93) Core Business (subtotal) Total $329 $(249) $430 $(342) 1Q10 Pre-Tax Earnings ($mm) 2Q10 Average daily revenue of $1.5mm in 2Q10 vs. $1.7mm in 1Q10 Hedging results of $44mm in 2Q10 vs. $11mm 1Q10 Revenue up 4% in 2Q10, driven by higher NII and seasonal rebound in NSF/OD fees $29 $28 $(5) $51 $(33) $18 Pre-tax earnings, Revenue, and Expense are in millions. Numbers may not add to total due to rounding. Linked Quarter Change $mm / Percent $8 or 4% $(11) or (10)% $(25) or (80)% $30 or 41% $(28) or (8)% $1 or (0)% $(2) or (1)% $(6) or (7)% $(8) or (42)% $(17) or (6)% $16 or 21% $(1) or (0)% $(5) $33 $11 $39 $(58) $(19) Revenues of $6mm in 2Q10 vs. $31mm in 1Q10, which included debt repurchase gain of $17mm in 1Q10 Expense decline from lower revenues and a seasonal high in 1Q10 2Q10 expense includes $5mm benefit related to Visa litigation liability reversal 1Q10 seasonal high

2Q09 3Q09 4Q09 1Q10 2Q10 Regional Banking 178 172 158 162 159 Capital Markets 95 80 75 84 78 Corporate 26 18 33 20 12 Non-Strategic 103 79 125 77 93 $390 $350 $402 $343 $500MM $342 Expenses Decline Despite Environmental Cost Uptick Consolidated expenses flat at $342mm from 1Q10 to 2Q10 Core businesses expenses declined Environmental costs remain elevated as Non-Strategic expenses increased 21% from 1Q10 Mortgage repurchase provision expense of $56mm in 2Q10, up $15mm from 1Q10 Expenses by Business Line Environmental Costs 2Q09 3Q09 4Q09 1Q10 2Q10 Reinsurance Provision 8 0 0 0 0 Consumer Repurchase Provision 12 -2 0 0 0 Mortgage Repurchase Provision 29 26 59 41 56 Foreclosure Expense 22 21 13 10 5 FDIC Special Assessment 13 0 0 0 0 $73 $45 $84 $61 $51 $100MM Numbers may not add due to rounding.

Pre-2005 Pre-2006 2006 2007 2008 2009 % of repurchase requests 0.02 0.11 0.18 0.55 0.17 0 % of FHN originations by vintage 0.34 0.26 0.25 0.15 0 2Q09 3Q09 4Q09 1Q10 2Q10 Pipeline 162.8 208.7 256.4 304 411 New Requests 78 90 125 117 206 Resolved 32.9 49.6 86 69 74 $450MM Continued repurchase requests from GSEs and notifications of rescissions of coverage from mortgage insurers GSE loans represented ~60% of originations1 Slow resolution process Rescission rate of 40-50% Loss severity of 50-55% Sold mortgage origination platform in August 2008 Mortgage Repurchase-Related Expenses Driving Elevated Environmental Costs Numbers may not add due to rounding. 1Based on UPB. The pipeline represents active investor claims and MI rescissions under review. Excludes MI rescission notices that have been reviewed and the MI coverage has been lost. For purposes of estimating loss, MI rescission notices where coverage has been lost are contemplated. 2Requests reflect pipeline as of 6/30/10. Repurchase Requests by Vintage2 Mortgage Repurchase Reserve Pipeline of Repurchase Requests1

Strong Balance Sheet and Net Interest Margin Trends Period end total assets at $26.3B in 2Q10 Period end Non-Strategic loans decreased $457mm from 1Q10 Period end Capital Markets trading inventory up from temporary increase in trading loan portfolio Continued consolidated average core deposit growth Consolidated NIM steady at 3.19% in 2Q10 Core businesses NIM1 at 3.61% Excess balances at Fed negatively affected NIM Continued improved loan pricing Weighted average rate paid on core deposits declined Adverse impact of non-accruals 2Q09 3Q09 4Q09 1Q10 2Q10 Loss of Yield and Int Reversals 16 17 13 14 12 2Q09 3Q09 4Q09 1Q10 2Q10 RB Avg Core Dep 10.6 10.9 11.3 12.2 12.5 $12.5 $10.6 $10.8 $11.3 $12.2 Yields and Rates Adverse Impact of Non-Accruals Net Interest Margin by Segment1 Regional Banking Average Core Deposits 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. It is calculated in the same basic manner as First Horizon (consolidated) NIM, by dividing fully tax equivalent net interest income for the three core segments by average earning assets for those segments. 2Spread is loan yield minus deposit cost. 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Loan Yield 0.0529 0.0512 0.048 0.0397 0.0395 0.0386 0.0395 0.0398 0.0408 Deposit Cost 0.0244 0.0229 0.0211 0.0163 0.0127 0.0103 0.0092 0.0085 0.008 Spread2 (right axis) 285 283 269 234 268 284 303 313 327 $14B

Asset Quality

2Q09 3Q09 4Q09 1Q10 2Q10 Net Charge-Offs 239.4 201.7 182.9 182.4 132.8 Reserve Increase/ Decrease 20.6 -16.7 -47.9 -52.9 -63 Reserve % of Loans (right axis) 0.0491 0.051 0.0495 0.0483 0.0455 $325mm Asset Quality Overview1 Peer Median FHN Consolidated FHN Regional Bank FHN Non-Strategic3 Reserves 0.0272 0.0455 0.0379 0.0588 Reserves and Net Charge-Offs Reserves vs. Peers2 1Asset quality ratios as of 6/30/10. 2Peer Median includes Top 50 banks by asset size as of 1Q10. 3Non-Strategic reserve excludes LOCOM. Numbers may not add due to rounding. 2Q10 net charge-offs declined $50mm from 1Q10 to $133mm or 3.10% (annualized) of average loans1: Regional Bank net charge-offs declined 37% linked quarter, down 45% year over year Non-Strategic net charge-offs declined 23% linked quarter, down 44% year over year Reserves for loan losses decreased $63mm linked quarter to $781mm or 4.55% of period end loans1 Significant reserve decrease driven by improvements within Non-Strategic portfolios Reserve decrease in Home Equity, reflecting stable trends Impact from Gulf oil spill and Tennessee flooding should be minimal $133 $239 $202 $183 $182 3.79% 4.55% 2.72% 5.88%

NPAs Declining, Problem Loan Resolution Efforts Continue NPAs declined $141mm or 14% linked-quarter, down for the fifth straight quarter and down 27% year over year NPL levels down 15% overall Aggregate inflows down, outflows up ORE decreased 3% Small bulk sale of $2mm in 2Q10 Non-Performing Assets Declining ORE Activity2 NPLs Activity1 Numbers may not add due to rounding. 1Includes Commercial and One-Time Close Portfolios only. 2ORE excludes foreclosed real estate from government insured loans. 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 NPLs 208.3 307.1 537.3 770 900 1054.4 1133.108 1126.958 1119.719 937.684 929 791 ORE 60 85.3 83.7 106.1 115.5 103.6 119 106.1 100.8 113.7 113 109.3 (1)% (14)% 14% 8% (2)% (1)% (14)% $1.4B

Income CRE Portfolio: Stress Likely to Remain through 2011 Construction Land Mini-Perm/Non-Construction Property Type 0.18 0.11 0.71 Construction 18% Land 11% Mini-Perm/ Construction 71% 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 30+ Delq. 0.52 0.0196 0.0057 0.0143 0.0347 0.0242 0.0423 0.0282 0.0219 0.0313 0.0311 0.0131 Net Charge-Offs (ann.) 0.74 0.0013 0.0194 0.0063 0.0024 0.0273 0.0336 0.064 0.0346 0.0613 0.0437 0.0304 NPLs/Total Loans 0.0354 0.0372 0.0502 0.063 0.0867 0.1087 0.1035 0.1081 0.0978 Retail Multi-Family Office Industrial Land Other Hospitality Income CRE by balances 0.23 0.2 0.15 0.12 0.11 0.11 0.08 Other 11% Land 11% Industrial 12% Hospitality 8% Retail 23% Multi-Family 20% Office 15% Performance Collateral Type1 Loan Type1 1As of 6/30/10; NPLs as a percentage of each portfolio. 2"Other" includes Non-Owner Occupied Single Family Residential and Multi-Use Projects. Balances of $1.6B at 6/30/10 89% managed in Regional Banking with relationship- oriented customers Proactively managing problem projects and maturities to regulatory standards Do not capitalize interest and do not fund interest on distressed properties Net charge-offs down $7mm linked quarter to $12mm Reserves of 9.0% at 6/30/10 Likely to remain at current stressed performance levels into 2011

1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 30+ Delq. 0.0153 0.0082 0.0125 0.0096 0.0102 0.0102 NPLs/Total Loans 0.0135 0.0152 0.0213 0.019 0.0286 0.0293 Net Charge-Offs (Ann.) 0.0155 0.0143 0.0248 0.0121 0.0167 0.0116 NPLs/Total Loans without TRUPs/Bank Related 0 0 0 0 0.0186 C&I Portfolio: Core Stable; TRUPS, Bank-Related Loans Stressed All Other C&I TRUPs Bank-Related Correspondent Banking Property Type 0.74 0.07 0.03 0.16 All Other C&I 74% TRUPs 7% Consolidated C&I Portfolio C&I Loan Composition Bank Related Loans 3% Other Correspondent Banking1 16% NPLs/Total Loans of 1.97% without TRUPs and Bank Related loans $7.0B portfolio, diversified by industry, managed in Regional Bank Trends in the core C&I portfolio remain stable Less inflow from NPLs Fewer downgrades NPLs up $9mm linked quarter from TRUPs and bank-related loans C&I consolidated reserves of 3.96% at 6/30/10 1Includes mortgage warehouse lending lines from correspondent banking.

C&I Portfolio: TRUPS & Bank-Related Loans 2Q10 TRUPs & Bank-Related Loans C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $709 $6,295 $7,004 Reserves ($mm) $1201 $193 $277 Reserve Coverage 16.97%1 3.06% 3.96% NPL % 11.43% 1.97% 2.93% NCO %2 4.84% 0.73% 1.16% TRUPS and Bank-Related Loan Coverage 1Reserve Coverage includes $35.6mm of LOCOM on TRUPs. 2NCO% is QTD Annualized. Numbers may not add to total due to rounding. $709mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $137mm loans to bank holding companies $106mm other loans secured by bank stock Average TRUP size: $9mm Significant management focus is directed at this portfolio - TRUPs and bank holding company loans are re-graded quarterly

30 Day Del. 1/1/2008 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2009 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2010 Feb Mar Apr May Jun Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 0.0142 0.0133 0.0144 0.0147 0.0133 0.0131 0.0137 0.0132 0.0124 0.0124 0.0134 0.0128 Non-Strategic 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 0.0265 0.0265 0.0279 0.0282 0.0288 0.0293 0.0318 0.032 0.03 0.0302 0.0305 0.0303 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Consumer Real Estate Portfolio 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Regional Banking 0.52 0.004 0.0064 0.0076 0.015 0.0081 0.0123 0.0105 0.0081 0.0083 0.0094 0.0068 0.0054 Non-Strategic 0.74 0.0034 0.0062 0.0102 0.0191 0.017 0.021 0.0307 0.0421 0.0427 0.0408 0.0445 0.0421 Restricted 0.052 0.0537 30+ Delinquency: Non-Strategic vs. Regional1 Net Charge-Offs3 Vintage Mix Industry1 = 12.87% Non-Strategic Portfolio Run-Off 1Source: McDash industry data as of April 2010. FHN data excludes FHB. 2Addition of restricted consumer real estate loan balances to B/S disproportionately increased delinquency beginning January 2010. 3Net Charge-Offs are annualized. All charts and graphs include $770.3mm of restricted real estate loans. 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Period End Balance 4265 4056 3883 3725 3583 3439 Historical on B/S Securitizations 702 681 670 655 638 617 New Restricted 162 153 Constant Pre-Payment Rate 0.15 0.17 0.13 0.14 0.1592 0.1592 $5.0B 2

Non-Strategic Portfolios: Perm Mortgage & Res CRE 1Perm Mortgage reflects consolidated asset quality trends. $13.5mm of losses related to an acceleration of net charge-off recognition in 1Q10. Permanent Mortgage Non-Strategic Res CRE Permanent Mortgage portfolio 30+ day delinquency trends improving Net charge-offs down $10mm linked quarter Reserves reduced from improved delinquency trends and portfolio shrinkage Fewer remaining OTC balances will modify into Permanent Mortgage Non-Strategic Res CRE balances down 34% from 1Q10 to $177mm Decreasing NPL balances Net charge-offs decreased by $2mm from 1Q10 Reserves of 11.1% at 2Q10 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q101 2Q10 Perm Mortgage Balances 647 1004 1080 1127 1075 1082 1084 1059 1040 993 30+Del. 0.0636 0.0738 0.0694 0.1036 0.096 0.0817 0.0857 0.0633 0.0498 Net Charge-Offs Ann. 0.663175 0.0115 0.0022 0.0057 0.0357 0.082 0.0644 0.0477 0.1071 0.06 $1.2B 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Res CRE Balances 1.432 1.4 1.1 0.927 0.78 0.682 0.579 0.477 0.34 0.269 0.177 Res CRE Commitments 0.9 2 1.6 0.4 0.7 0.3 0.1 0.1 0.09 0.04 0.02 0.9 0.4 0.7 0.3 0.1 0.1 0.0057 NPLs as % of portfolio 0.078 0.1207 0.2202 0.3203 0.4097 0.4891 0.521 0.546 0.606 0.6323 0.5573 30+day Del. 0.0428 0.0662 0.0505 0.0319 0.1252 0.0487 0.0233 0.0219 0.0509 0.0374 91% $2.5B

2010 Outlook (assuming stable/improving economy): C&I portfolio should be stable/improving with the exception of TRUPs and bank-related loans, likely to be volatile due to size Income CRE trends expected to remain stressed Quarter to quarter "lumpiness" is likely in commercial portfolios Home Equity should decrease, assuming continued slow economic recovery as consumer delinquency and loss rates are highly correlated with unemployment trends. Non-Strategic CRE portfolios continue to wind down Reserve process from commercial loans is shifting towards Discounted Cash Flow from collateral based Reflects higher content of C&I loans in portfolio 2010 net charge-offs and reserves should be lower than 2009 levels if current economic trends continue Represents change in prior expectations Credit Expectations and Risks Summary Numbers may not add due to rounding. 1Other includes OTC, Credit Card, Other, and Restricted Real Estate Loans. 22010 net charge-off expectations are relative to full year 2009 net charge-offs. 32010 expectations are relative to year-end 2009 actual levels. 4At 12/31/09.

Summary Second quarter 2010 demonstrated successful execution in addressing credit quality Lower provision expense, NPA decline and reserve decrease Benefiting from refocus on Core Businesses: Regional Banking showed improved trends in net interest margin, fees, credit costs, and core deposits Capital Markets' fixed income revenues still solid, although continuing to normalize Strong capital and liquidity Economic uncertainty can create opportunities Positioned for revenue growth opportunities when economy improves

Appendix

Segment Structure Reflects Strategic Focus FIRST HORIZON NATIONAL CORPORATION Capital Markets Regional Banking Commercial Business Banking PC/Wealth Management Corporate Banking CRE Retail (TN Origination) Correspondent Banking Fixed Income Other Products Corporate Corporate Functions Investment Portfolio Risk Management Non-Strategic National Consumer Lending Mortgage Servicing National Construction Lending Exited Businesses TRUPs Loans

Bonefish Long Term Targets

Liquidity and Capital Remain Strong 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 1Q10 Peer Median Tier 1 Common 0.0623 0.0629 0.085 0.0885 0.0896 0.0884 0.0897 0.0988 0.0988 0.0991 0.101 0.086 10.1% 9.9% 9.9% 8.6% Continued core deposit growth Asset reductions and deposit growth offsetting debt maturities Wholesale funding in non-credit sensitive sources Numbers may not add to total due to rounding. 1Peer median includes Top 50 banks at 1Q10. TCE/RWA is not adjusted for unrealized gains on AFS securities and is a non-GAAP number, and a reconciliation is provided in the appendix. Tier 1 Common is a non-GAAP number, and a reconciliation is provided in the appendix. 2Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $4.0B. Liquidity Tier 1 Common Ratio1 Wholesale Funding2 - P/E Balances ($B) Capital Ratios1

Credit Quality Summary by Portfolio As of 6/30/10; numbers may not add to total due to rounding. Notable differences in the performance of the Regional Bank portfolios vs. the Non-Strategic portfolios Portfolio metrics in the national wind-down portfolios are becoming increasingly worse as wind-down enters final stages due to the combination of smaller balances and troubled exposures

Home Equity - Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers TN 0.34 CA 0.15 GA 0.03 FL 0.03 Other 0.48 Core Banking Customers TN 35% Other 44% CA 15% FL 3% 3% GA All charts and graphs include $770.3mm of restricted consumer real estate loans. Retail Wholesale Channel Mix 0.0207 0.0414 >=740 720- 739 700- 719 660- 699 <660 FICO Score (Origination) 0.0122 0.0255 0.0344 0.0379 0.0484 51% % of portfolio 13% 13% 15% 8% 86% 14% 1st Lien 2nd Lien Lien Position 0.0169 0.0264 % of portfolio 29% 71% % of portfolio FICO Score-Origination Channel Lien Position

C&I Income CRE Res CRE DCF 43 0 0 Collateral Dependent 20 99 97 Market Value 0 0 0 C&I Income CRE Res CRE DCF 99 46 41 Collateral Dependent 11 0 13 Individually Impaired Commercial Loans Classified non-accrual Commercial loans over $1mm are individually assessed for impairment Collateral-dependent Commercial loans are generally charged-down to net realizable value rather than holding reserves Prior quarters reflected a higher mix of collateral dependent loans; as Non-Strategic construction loans wind down, mix is shifting to more discounted cash flow-based loans 1At 6/30/10. Individually Impaired Commercial Loans with Reserves1 Individually Impaired Commercial Loans without Reserves1 DCF Collateral Dependent Market Value $62 $99 $97 $110 $46 $54 $120MM $120MM

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. Numbers may not add to total due to rounding.

Reconciliation to GAAP Financials 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add to total due to rounding. Slides in this presentation use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.